SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED OCTOBER 23, 2001
(To Prospectus dated October 22, 2001)


                                  CWMBS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer


                    CHL Mortgage Pass-Through Trust 2001-23

                           ------------------------




----------------------

The Class 1-A-1
Certificates
represent                 The Class 1-A-1 Certificates
obligations of the
trust only and do         o This supplement relates to the offering of the
not represent an            Class 1-A-1 Certificates of the series referenced
interest in or              above. This supplement does not contain complete
obligation of CWABS,        information about the offering of the Class 1-A-1
Inc., Countrywide           certificates. Additional information is contained
Home Loans, Inc.,           in the prospectus supplement dated October 23,
Countrywide Home            2001, prepared in connection with the offering of
Loans Servicing LP          the offered certificates of the series referenced
or any of their             above and in the prospectus of the depositor dated
affiliates.                 October 22, 2001. You are urged to read this
                            supplement, the prospectus supplement and the
This supplement may         prospectus in full.
be used to offer and
sell the offered          o As of May 25, 2004, the class certificate balance
certificates only if        of the Class 1-A-1 Certificates was approximately
accompanied by the          $14,157,678.
prospectus
supplement and the
prospectus.

----------------------



Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class 1-A-1 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

June 10, 2004

                               THE MORTGAGE POOL

     As of May 1, 2004 (the "Reference Date"), loan group 1 included approximately 54 Mortgage Loans having an aggregate Stated Principal Balance of approximately $17,558,737, loan group 2 included approximately 21 Mortgage Loans having an aggregate Stated Principal Balance of approximately $8,342,721, loan group 3 included approximately 64 Mortgage Loans having an aggregate Stated Principal Balance of approximately $20,189,525, loan group 4 included approximately 17 Mortgage Loans having an aggregate Stated Principal Balance of approximately $5,132,562, loan group 5 included approximately 9 Mortgage Loans having an aggregate Stated Principal Balance of approximately $2,272,140, loan group 6 included approximately 22 Mortgage Loans having an aggregate Stated Principal Balance of approximately $9,185,319 and loan group 7 included approximately 24 Mortgage Loans having an aggregate Stated Principal Balance of approximately $9,994,565.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                                      As of May 1, 2004
                                         ----------------------------------------------------------------------------
                                           Loan       Loan       Loan       Loan       Loan       Loan       Loan
                                          Group      Group      Group      Group      Group      Group      Group
                                            1          2          3          4          5          6          7
                                         ----------------------------------------------------------------------------
Total Number of Mortgage Loans.........      54        21         64         17          9         22         24
Delinquent Mortgage Loans and Pending
Foreclosures at Period End (1)
         30-59 days....................     3.70%     0.00%      1.56%      0.00%      0.00%      0.00%      0.00%
         60-89 days....................     0.00%     0.00%      1.56%      5.88%      0.00%      0.00%      0.00%
         90+ days or more (excluding        1.85%     0.00%      0.00%      0.00%      0.00%      0.00%      0.00%
         pending foreclosures).........     -----     -----      -----      -----      -----      -----      -----
         Total Delinquencies...........     5.55%     0.00%      3.12%      5.88%      0.00%      0.00%      0.00%
                                            =====     =====      =====      =====      =====      =====      =====
Foreclosures Pending...................     0.00%     4.76%      0.00%      0.00%      0.00%      0.00%      0.00%
                                            -----     -----      -----      -----      -----      -----      -----
Total Delinquencies and foreclosures        5.55%     4.76%      3.12%      5.88%      0.00%      0.00%      0.00%
pending................................     =====     =====      =====      =====      =====      =====      =====


--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

     No Mortgage Loans have been converted and are, as of the Reference Date, REO loans.

     Certain additional information as to the Mortgage Loans in loan group 1, loan group 2, loan group 3, loan group 4, loan group 5, loan group 6 and loan group 7 as of the Reference Date is set forth in Exhibit 1 in tabular format Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     Historically, a variety of factors, including the appreciation of real estate values, have limited Countrywide Home Loans' loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the control of Countrywide Home Loans, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

     A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy were to decline, Countrywide Home Loans may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

     The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, serviced or master serviced by Countrywide Home Loans and securitized by the depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of the servicing portfolio which increased from approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001, to approximately $25.658 billion at December 31, 2001, to approximately $33.455 billion at December 31, 2002, to approximately $48.748 billion at December 31, 2003, and to approximately $49.963 billion at March 31, 2004. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following table will be indicative of the actual experience on the mortgage loans (totals may not add due to rounding):



                                          At February 28 (29),                     At December 31,                  At March 31,
                                    ---------------------------   ---------------------------------------------   ---------------
                                          2000          2001          2001            2002            2003              2004
                                    -------------   -----------   ------------   -------------   --------------   ---------------

Delinquent Mortgage Loans and
  Pending Foreclosures at
  Period End:
     30-59 days...................          1.36%         1.61%          1.89%          2.11%           2.77%            2.07%
     60-89 days...................          0.22          0.28           0.39           0.53            1.18%            0.73%
     90 days or more (excluding
        pending foreclosures).....          0.16          0.14           0.23           0.35            1.45%            1.01%
                                    -------------   -----------   ------------   -------------   --------------   ---------------
          Total of delinquencies            1.75%         2.03%          2.50%          2.99%           5.41%            3.81%
                                    =============   ===========   ============   =============   ==============   ===============
Foreclosures pending..............          0.16%         0.27%          0.31%          0.31%           1.39%            0.44%
                                    =============   ===========   ============   =============   ==============   ===============
Total delinquencies and
  foreclosures pending............          1.91%         2.30%          2.82%          3.31%           6.80%            4.24%
                                    =============   ===========   ============   =============   ==============   ===============

Net Gains/(Losses) on liquidated
  loans(1)........................   $(3,076,240)   $(2,988,604)  $(5,677,141)    $(10,788,657)   $(16,159,208)    $(1,780,173)
Percentage of Net Gains/(Losses)
  on liquidated loans(1)(2).......        (0.017)%      (0.014)%       (0.022)%        (0.032)%        (0.033)%         (0.004)%
Percentage of Net Gains/(Losses)
  on liquidated loans (based on
  average outstanding principal
  balance)(1).....................        (0.017)%      (0.015)%       (0.023)%        (0.033)%        (0.034)%         (0.004)%


-----------
  (1) "Net Gains/(Losses)" are actual gains or losses incurred on liquidated properties that are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).

  (2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.

                  DESCRIPTION OF THE CLASS 1-A-1 CERTIFICATES

     The Class 1-A-1 Certificates will be entitled to receive interest and principal as described in the Prospectus Supplement under "Description of the Certificates - Priority of Distributions Among Certificates", " - Interest" and " - Principal."

     As of May 25, 2004 (the "Certificate Date"), the Class Certificate Balance of the Class 1-A-1 Certificates was approximately $14,157,678, evidencing a beneficial ownership interest of approximately 19.48% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $60,321,470 and evidenced in the aggregate a beneficial ownership interest of approximately 83.00% in the Trust Fund. As of the Certificate Date, the subordinated certificates had an aggregate principal balance of approximately $12,354,098 and evidenced in the aggregate a beneficial ownership interest of approximately 17.00% in the Trust Fund. For additional information with respect to the Class 1-A-1 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The May 2004 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

     Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations - Decrement Table" has been prepared on the basis of the assumed characteristics of the Mortgage Loans and other assumptions described in the Prospectus Supplement under "Description of the Certificates - Structuring Assumptions" (the "Structuring Assumptions") and the following additional assumptions (collectively with the Structuring Assumptions, the "Revised Structuring Assumptions"):

     o the mortgage loans prepay at the specified constant percentages of the Prepayment Assumption,

     o no defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced,

     o scheduled payments on the mortgage loans are received on the first day of each month, commencing in the calendar month following the Reference Date and are computed before giving effect to prepayments received on the last day of the prior month,

     o prepayments are allocated as described in the prospectus supplement without giving effect to loss and delinquency tests,

     o there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month of the closing date,

     o the scheduled monthly payment for each mortgage loan has been calculated such that each mortgage loan will amortize in amounts sufficient to repay the current balance of the mortgage loan by its respective remaining term to maturity,

     o the Adjusted Net Mortgage Rate is equal to the Mortgage Rate minus the sum of the master servicing fee and the trustee fee and, where applicable, amounts in respect of lender paid primary mortgage insurance on a mortgage loan and with respect to mortgage loans in loan group 5, the applicable Component Rate,

     o the Class Certificate Balance of the Class 1-A-1 Certificates is as set forth on the cover page of this Supplement or as described under "Description of the Certificates,"

     o interest accrues on the Class 1-A-1 Certificates at the applicable interest rate as described in the prospectus supplement,

     o distributions in respect of the Class 1-A-1 Certificates are received in cash on the 25th day of each month commencing in the calendar month following the closing date,

     o the closing date of the sale of the Class 1-A-1 Certificates is June 10, 2004,

     o the seller is not required to repurchase or substitute for any mortgage loan,

     o the master servicer does not exercise the option to repurchase the mortgage loans described under "-- Optional Purchase of Defaulted Loans" and "-- Optional Termination" in the prospectus supplement,

     o    no class of certificates becomes a Restricted Class,

     o the levels of One-Year LIBOR, One-Month LIBOR and CMT Indices remain constant at 1.46%, 1.1% and 1.295% respectively,

     o the Mortgage Rate on each mortgage loan will be adjusted on each interest adjustment date (as necessary) to a rate equal to the applicable Mortgage Index (as described in the Prospectus Supplement), plus the Gross Margin, subject to Maximum Mortgage Rates, Minimum Mortgage Rates and Periodic Rate Caps (as applicable),

     o scheduled monthly payments on each mortgage loan will be adjusted in the month immediately following the interest adjustment date (as necessary) for such mortgage loan to equal the fully amortizing payment described in the Prospectus Supplement, and

     o with respect to the mortgage loans in loan group 5, the expense fees increase by 0.125% on the first interest adjustment date.

     Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this prospectus supplement assumes a constant prepayment rate ("CPR" or the "Prepayment Assumption"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of mortgage loans. The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans. There is no assurance that prepayments will occur at any of the Prepayment Assumption rate or at any other constant rate.

     While it is assumed that each of the mortgage loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual mortgage loans which will be delivered to the trustee and characteristics of the mortgage loans used in preparing the tables.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Class Certificate Balance of the Class 1-A-1 Certificates that would be outstanding after each of the dates shown at various constant percentages of Prepayment Model and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions.

However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Model or at any constant percentage.



                                  Percent of Class Certificate Balance Outstanding

                                                                            Percentage of the
                                                                          Prepayment Assumption
                                                 -----------------------------------------------------------------------
     Distribution Date                             0%          10%         15%        25%      35%       45%       55%
     -----------------                             ---         ---         ---        ---      ---       ---       ---
     Initial.........................              100         100         100        100       100      100       100
     June 2005.......................               98          88          83         73        63       52        43
     June 2006.......................               96          77          69         53        40       28        19
     June 2007.......................               94          68          57         39        25       15         8
     June 2008.......................               91          60          47         29        16        8         4
     June 2009.......................               89          52          39         21        10        4         2
     June 2010.......................               86          46          32         15         6        2         1
     June 2011.......................               84          40          27         11         4        1         0
     June 2012.......................               81          35          22          8         3        1         0
     June 2013.......................               78          30          18          6         2        0         0
     June 2014.......................               75          26          15          4         1        0         0
     June 2015.......................               72          23          12          3         1        0         0
     June 2016.......................               69          19          10          2         0        0         0
     June 2017.......................               66          17           8          2         0        0         0
     June 2018.......................               62          14           6          1         0        0         0
     June 2019.......................               58          12           5          1         0        0         0
     June 2020.......................               55          10           4          1         0        0         0
     June 2021.......................               51           8           3          0         0        0         0
     June 2022.......................               47           7           2          0         0        0         0
     June 2023.......................               42           6           2          0         0        0         0
     June 2024.......................               38           5           1          0         0        0         0
     June 2025.......................               33           4           1          0         0        0         0
     June 2026.......................               28           3           1          0         0        0         0
     June 2027.......................               23           2           1          0         0        0         0
     June 2028.......................               18           1           0          0         0        0         0
     June 2029.......................               13           1           0          0         0        0         0
     June 2030.......................                7           0           0          0         0        0         0
     June 2031.......................                1           0           0          0         0        0         0
     June 2032.......................                0           0           0          0         0        0         0
     Weighted Average Life (in years)**           16.11        7.09        5.21       3.23      2.24     1.65      1.25

 ----------------------------------------------
 (**)Determined as specified under "Weighted Average Lives of the Offered
 Certificates" in the Prospectus Supplement.


                              CREDIT ENHANCEMENT

     As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $2,785,054, $700,000 and $0, respectively.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     In General

     Prospective investors should consider carefully, and consult their tax advisers with respect to, the income tax consequences of an investment in the Class 1-A-1 Certificates discussed under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and under the section titled "Certain U.S. Federal Income Tax Documentation Requirements" herein.

     Certain U.S. Federal Income Tax Documentation Requirements

     A Beneficial Owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the Beneficial Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     o Exemption for non-U.S. Persons (W-8BEN). In general, Beneficial Owners of certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). If the information shown on Form W-8BEN changes a new Form W-8BEN must be filed within 30 days of the change. More complex rules apply if certificates are held through a non-U.S. intermediary (which includes an agent, nominee, custodian, or other person who holds a certificates for the account of another) or non-U.S. flow-through entity (which includes a partnership, trust, and certain fiscally transparent entities).

     o Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding or Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     o Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). In general, Non-U.S. Persons that are Beneficial Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). More complex rules apply where certificates are held through a Non-U.S. Intermediary or Non-U.S. Flow Through Entity.

     o Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and
          Certification).

     o U.S. Federal Income Tax Reporting Procedure. The Beneficial Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).

   Generally, a Form W-8BEN and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year unless a change in circumstances makes any information of the form incorrect. In addition, a Form W-8BEN furnished with a U.S. taxpayer identification number will remain in effect until a change of circumstances makes any information of the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to the beneficial owner who provided the form.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (v) certain eligible trusts that elect to be taxed as U.S. Persons. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                             ERISA CONSIDERATIONS

     Prospective purchasers of the Class 1-A-1 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class 1-A-1 Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan if the conditions for application of the Exemption described in the Prospectus Supplement, including the requirement that an investing Plan be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended, are met.

     Although the Exemption has been amended since October, 2001, the amendment did not make any changes that are material to the availability of exemptive relief for purchase of the Class 1-A-1 Certificates.

                                    RATINGS

     The Class 1-A-1 Certificates are currently rated "Aaa" by Moody's Investors Service, Inc. and AAA by Fitch Ratings. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class 1-A-1 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1


Summary of Mortgage Loans in Group 1
(As of Reference Date)

Total Number of Loans                                             54
Aggregate Principal Balance                                  $17,558,737
Average Principal                                              $325,162                            $43,006 to $667,477
Weighted Average Mortgage Rate                                  6.262%                              4.500% to 7.750%
Net Weighted Average Mortgage Rate                              5.983%                              4.241% to 6.991%
Weighted Average Original Term (months)                          360                                   360 to 360
Weighted Average Remaining Term (months)                         327                                   323 to 329
Weighted Average Combined LTV                                   75.75%                              44.81% to 95.00%
Weighted Average Gross Margin                                   2.780%                              2.750% to 3.875%
Weighted Average Months to Next Adjustment                        3                                      1 to 12
Weighted Average Initial Periodic Cap                           2.000%                              2.000% to 2.000%
Weighted Average Subsequent Periodic Cap                        2.000%                              2.000% to 2.000%
Weighted Average Maximum Mortgage Rate                         12.273%                             11.500% to 13.750%
Weighted Average Minimum Mortgage Rate                          2.780%                              2.750% to 3.875%



                                                 CURRENT PRINCIPAL BALANCES

Range of Current                       Number of                   Aggregate                        Percentage of Mortgage
Principal Balances ($)               Mortgage Loans            Principal Balance                     Loans in Loan Group 1
---------------------------------------------------------------------------------------------------------------------------
$0.01 - $50,000.00                         1                        $43,006                                  0.24          %
$50,000.01 - $100,000.00                   1                        $86,610                                  0.49
$100,000.01 - $150,000.00                  7                       $843,796                                  4.81
$150,000.01 - $200,000.00                  5                       $831,464                                  4.74
$200,000.01 - $250,000.00                  3                       $677,629                                  3.86
$250,000.01 - $300,000.00                  7                      $1,989,343                                 11.33
$300,000.01 - $350,000.00                  7                      $2,315,057                                 13.18
$350,000.01 - $400,000.00                  6                      $2,208,573                                 12.58
$400,000.01 - $450,000.00                  7                      $2,978,172                                 16.96
$450,000.01 - $500,000.00                  4                      $1,926,721                                 10.97
$500,000.01 - $550,000.00                  2                      $1,075,906                                 6.13
$600,000.01 - $650,000.00                  2                      $1,258,650                                 7.17
$650,000.01 - $700,000.00                  2                      $1,323,810                                 7.54
---------------------------------------------------------------------------------------------------------------------------

Total                                      54                     $17,558,737                               100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                   CURRENT MORTGAGE RATES

                                       Number of                   Aggregate                        Percentage of Mortgage
Current Mortgage Rates(%)            Mortgage Loans            Principal Balance                    Loans in Loan Group 1
---------------------------------------------------------------------------------------------------------------------------
4.500                                      1                       $100,645                                  0.57          %
5.500                                      2                      $1,101,055                                 6.27
5.750                                      8                      $2,661,556                                15.16
5.875                                      3                      $1,290,199                                 7.35
6.000                                      2                       $441,542                                  2.51
6.125                                      5                      $1,597,986                                 9.10
6.250                                      7                      $2,256,797                                12.85
6.375                                      5                      $1,610,511                                 9.17
6.500                                      8                      $2,643,380                                15.05
6.625                                      4                      $1,009,121                                 5.75
6.750                                      4                      $1,246,910                                 7.10
6.875                                      2                       $804,214                                  4.58
7.250                                      1                       $329,659                                  1.88
7.500                                      1                       $252,696                                  1.44
7.750                                      1                       $212,466                                  1.21
---------------------------------------------------------------------------------------------------------------------------

Total                                      54                     $17,558,737                               100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                MONTHS REMAINING TO MATURITY

Range of Months                         Number of                  Aggregate                        Percentage of Mortgage
Remaining to Maturity                Mortgage Loans            Principal Balance                     Loans in Loan Group 1
---------------------------------------------------------------------------------------------------------------------------
301 - 360                                  54                     $17,558,737                               100.00         %
---------------------------------------------------------------------------------------------------------------------------

Total                                      54                     $17,558,737                               100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                               ORIGINAL LOAN-TO-VALUE RATIOS

Range of Original                       Number of                  Aggregate                        Percentage of Mortgage
Loan-to-Value Ratios(%)              Mortgage Loans            Principal Balance                     Loans in Loan Group 1
---------------------------------------------------------------------------------------------------------------------------
0.01 - 50.00                                2                      $662,839                                  3.77          %
50.01 - 55.00                               1                      $192,554                                  1.10
60.01 - 65.00                               3                     $1,457,090                                 8.30
65.01 - 70.00                               5                     $1,808,134                                 10.30
70.01 - 75.00                              12                     $4,077,471                                 23.22
75.01 - 80.00                              23                     $7,286,940                                 41.50
85.01 - 90.00                               2                      $730,046                                  4.16
90.01 - 95.00                               6                     $1,343,663                                 7.65
---------------------------------------------------------------------------------------------------------------------------

Total                                      54                     $17,558,737                               100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                  GEOGRAPHIC DISTRIBUTION

                                        Number of                  Aggregate                        Percentage of Mortgage
State                                Mortgage Loans            Principal Balance                     Loans in Loan Group 1
---------------------------------------------------------------------------------------------------------------------------
Alabama                                     1                      $220,436                                  1.26          %
Arizona                                     3                      $865,794                                  4.93
California                                 14                     $5,084,952                                 28.96
Colorado                                    3                      $666,875                                  3.80
Connecticut                                 2                      $790,289                                  4.50
Florida                                     2                      $920,173                                  5.24
Georgia                                     3                     $1,049,108                                 5.97
Iowa                                        1                      $169,169                                  0.96
Illinois                                    2                      $368,443                                  2.10
Indiana                                     1                      $634,306                                  3.61
Maryland                                    1                      $116,221                                  0.66
Michigan                                    1                      $124,559                                  0.71
North Carolina                              3                     $1,181,229                                 6.73
Nebraska                                    1                      $163,817                                  0.93
Nevada                                      2                      $610,693                                  3.48
Ohio                                        1                       $86,610                                  0.49
Pennsylvania                                2                      $873,899                                  4.98
Texas                                       3                     $1,674,452                                 9.54
Utah                                        1                      $212,466                                  1.21
Virginia                                    1                      $298,840                                  1.70
Washington                                  6                     $1,446,406                                 8.24
---------------------------------------------------------------------------------------------------------------------------

Total                                      54                     $17,558,737                               100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                       PROPERTY TYPE

                                        Number of                  Aggregate                        Percentage of Mortgage
Property Type                        Mortgage Loans            Principal Balance                     Loans in Loan Group 1
---------------------------------------------------------------------------------------------------------------------------
Single Family Residence                    34                     $10,007,353                                56.99         %
Planned Unit Development                   17                     $6,215,554                                 35.40
High-rise Condominium                       2                     $1,054,744                                 6.01
Low-rise Condominium                        1                      $281,086                                  1.60
---------------------------------------------------------------------------------------------------------------------------

Total                                      54                     $17,558,737                               100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                        LOAN PURPOSE

                                        Number of                  Aggregate                        Percentage of Mortgage
Loan Purpose                         Mortgage Loans            Principal Balance                     Loans in Loan Group 1
---------------------------------------------------------------------------------------------------------------------------
Refinance (rate/term)                      34                     $11,530,626                                65.67         %
Refinance (cash-out)                       20                     $6,028,111                                 34.33
---------------------------------------------------------------------------------------------------------------------------

Total                                      54                     $17,558,737                               100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                             OCCUPANCY

                                        Number of                  Aggregate                        Percentage of Mortgage
Occupancy Type                       Mortgage Loans            Principal Balance                     Loans in Loan Group 1
---------------------------------------------------------------------------------------------------------------------------
Owner Occupied                             52                     $17,016,632                                96.91         %
Secondary Residence                         1                      $387,267                                  2.21
Investor Property                           1                      $154,838                                  0.88
---------------------------------------------------------------------------------------------------------------------------

Total                                      54                     $17,558,737                               100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                       DOCUMENTATION PROGRAM

                                        Number of                  Aggregate                        Percentage of Mortgage
Type of Program                      Mortgage Loans            Principal Balance                     Loans in Loan Group 1
---------------------------------------------------------------------------------------------------------------------------
Full/Alternative                           48                     $15,932,594                                90.74         %
Reduced                                     6                     $1,626,143                                 9.26
---------------------------------------------------------------------------------------------------------------------------

Total                                      54                     $17,558,737                               100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                           GROSS MARGIN

Range of                                Number of                  Aggregate                        Percentage of Mortgage
Gross Margin                         Mortgage Loans            Principal Balance                     Loans in Loan Group 1
---------------------------------------------------------------------------------------------------------------------------
2.001 - 3.000                              52                     $17,093,575                                97.35         %
3.001 - 4.000                               2                      $465,162                                  2.65
---------------------------------------------------------------------------------------------------------------------------

Total                                      54                     $17,558,737                               100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                 NEXT RATE ADJUSTMENT DATE

Next Rate                               Number of                  Aggregate                        Percentage of Mortgage
Adjustment Date                      Mortgage Loans            Principal Balance                     Loans in Loan Group 1
---------------------------------------------------------------------------------------------------------------------------
June 2004                                   4                     $1,337,118                                 7.62          %
July 2004                                   9                     $2,423,124                                 13.8
August 2004                                20                     $6,477,418                                 36.89
September 2004                             13                     $4,594,843                                 26.17
October 2004                                6                     $2,274,631                                 12.95
April 2005                                  1                      $100,645                                  0.57
May 2005                                    1                      $350,959                                  2.00
---------------------------------------------------------------------------------------------------------------------------

Total                                      54                     $17,558,737                               100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                               MONTHS TO NEXT ADJUSTMENT DATE

Range of Number of Months to            Number of                  Aggregate                        Percentage of Mortgage
Next Adjustment Date (Months)        Mortgage Loans            Principal Balance                     Loans in Loan Group 1
---------------------------------------------------------------------------------------------------------------------------
1 - 6                                      52                     $17,107,134                                97.43         %
7 - 12                                      2                       $451,603                                 2.57
---------------------------------------------------------------------------------------------------------------------------

Total                                      54                     $17,558,737                               100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                   MAXIMUM MORTGAGE RATE

Range of Maximum                        Number of                  Aggregate                        Percentage of Mortgage
Mortgage Rates(%)                    Mortgage Loans            Principal Balance                     Loans in Loan Group 1
---------------------------------------------------------------------------------------------------------------------------
11.001 - 12.000                            15                     $5,494,352                                 31.29         %
12.001 - 13.000                            36                     $11,269,565                                64.18
13.001 - 14.000                             3                      $794,820                                  4.53
---------------------------------------------------------------------------------------------------------------------------

Total                                      54                     $17,558,737                               100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                 INITIAL PERIODIC RATE CAP

Initial Periodic                        Number of                  Aggregate                        Percentage of Mortgage
Rate Cap(%)                          Mortgage Loans            Principal Balance                     Loans in Loan Group 1
---------------------------------------------------------------------------------------------------------------------------
2.000                                      54                     $17,558,737                               100.00         %
---------------------------------------------------------------------------------------------------------------------------

Total                                      54                     $17,558,737                               100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                SUBSEQUENT PERIODIC RATE CAP

Subsequent                              Number of                  Aggregate                        Percentage of Mortgage
Rate Cap(%)                          Mortgage Loans            Principal Balance                     Loans in Loan Group 1
---------------------------------------------------------------------------------------------------------------------------
2.000                                      54                     $17,558,737                               100.00         %
---------------------------------------------------------------------------------------------------------------------------

Total                                      54                     $17,558,737                               100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                   MINIMUM MORTGAGE RATE

Range of Minimum                        Number of                  Aggregate                        Percentage of Mortgage
Mortgage Rates(%)                    Mortgage Loans            Principal Balance                     Loans in Loan Group 1
---------------------------------------------------------------------------------------------------------------------------
2.001 - 3.000                              52                     $17,093,575                                97.35         %
3.001 - 4.000                               2                      $465,162                                  2.65
---------------------------------------------------------------------------------------------------------------------------

Total                                      54                     $17,558,737                               100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                       LOAN PROGRAMS

                                        Number of                  Aggregate                        Percentage of Mortgage
Loan Programs                        Mortgage Loans            Principal Balance                     Loans in Loan Group 1
---------------------------------------------------------------------------------------------------------------------------
3/1 CMT                                    54                     $17,558,737                               100.00         %
---------------------------------------------------------------------------------------------------------------------------

Total                                      54                     $17,558,737                               100.00         %
-----------------------------------------------------------------------------------------------------------------------------



Summary of Mortgage Loans in Group 2
(As of Reference Date)

Total Number of Loans                                            21
Aggregate Principal Balance                                  $8,342,721
Average Principal                                             $397,272                            $86,343 to $628,361
Weighted Average Mortgage Rate                                 5.987%                              5.250% to 7.125%
Net Weighted Average Mortgage Rate                             5.705%                              4.991% to 6.366%
Weighted Average Original Term (months)                         360                                   360 to 360
Weighted Average Remaining Term (months)                        328                                   327 to 329
Weighted Average Combined LTV                                  72.08%                              37.50% to 93.96%
Weighted Average Gross Margin                                  2.329%                              2.250% to 3.000%
Weighted Average Months to Next Adjustment                       4                                      3 to 5
Weighted Average Initial Periodic Cap                          2.000%                              2.000% to 2.000%
Weighted Average Subsequent Periodic Cap                       2.000%                              2.000% to 2.000%
Weighted Average Maximum Mortgage Rate                        11.987%                             11.250% to 13.125%
Weighted Average Minimum Mortgage Rate                         2.329%                              2.250% to 3.000%



                                                 CURRENT PRINCIPAL BALANCES

Range of Current                       Number of                   Aggregate                        Percentage of Mortgage
Principal Balances ($)               Mortgage Loans            Principal Balance                     Loans in Loan Group 2
---------------------------------------------------------------------------------------------------------------------------
$50,000.01 - $100,000.00                   1                        $86,343                                  1.03          %
$150,000.01 - $200,000.00                  1                       $165,495                                  1.98
$250,000.01 - $300,000.00                  5                      $1,428,772                                 17.13
$300,000.01 - $350,000.00                  3                       $968,934                                  11.61
$350,000.01 - $400,000.00                  2                       $767,613                                  9.20
$400,000.01 - $450,000.00                  1                       $425,022                                  5.09
$450,000.01 - $500,000.00                  3                      $1,415,683                                 16.97
$600,000.01 - $650,000.00                  5                      $3,084,859                                 36.98
---------------------------------------------------------------------------------------------------------------------------

Total                                      21                     $8,342,721                                100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                   CURRENT MORTGAGE RATES

                                       Number of                   Aggregate                        Percentage of Mortgage
Current Mortgage Rates(%)            Mortgage Loans            Principal Balance                     Loans in Loan Group 2
---------------------------------------------------------------------------------------------------------------------------
5.250                                      2                       $711,647                                  8.53          %
5.500                                      1                       $322,237                                  3.86
5.625                                      1                       $385,163                                  4.62
5.750                                      3                      $1,426,847                                 17.10
5.875                                      3                      $1,495,505                                 17.93
6.000                                      2                       $925,276                                  11.09
6.125                                      1                       $289,892                                  3.47
6.250                                      3                      $1,375,241                                 16.48
6.375                                      2                       $585,974                                  7.02
6.500                                      1                       $276,993                                  3.32
6.625                                      1                       $165,495                                  1.98
7.125                                      1                       $382,450                                  4.58
---------------------------------------------------------------------------------------------------------------------------

Total                                      21                     $8,342,721                                100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                MONTHS REMAINING TO MATURITY

Range of Months                        Number of                   Aggregate                        Percentage of Mortgage
Remaining to Maturity                Mortgage Loans            Principal Balance                     Loans in Loan Group 2
---------------------------------------------------------------------------------------------------------------------------
301 - 360                                  21                     $8,342,721                                100.00         %
---------------------------------------------------------------------------------------------------------------------------

Total                                      21                     $8,342,721                                100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                               ORIGINAL LOAN-TO-VALUE RATIOS

Range of Original                      Number of                   Aggregate                        Percentage of Mortgage
Loan-to-Value Ratios(%)              Mortgage Loans            Principal Balance                     Loans in Loan Group 2
---------------------------------------------------------------------------------------------------------------------------
0.01 - 50.00                               1                       $289,892                                  3.47          %
50.01 - 55.00                              1                       $474,402                                  5.69
55.01 - 60.00                              1                       $608,938                                  7.30
60.01 - 65.00                              2                       $894,160                                  10.72
65.01 - 70.00                              2                       $903,905                                  10.83
70.01 - 75.00                              4                      $1,454,391                                 17.43
75.01 - 80.00                              7                      $2,872,173                                 34.43
85.01 - 90.00                              2                       $679,366                                  8.14
90.01 - 95.00                              1                       $165,495                                  1.98
---------------------------------------------------------------------------------------------------------------------------

Total                                      21                     $8,342,721                                100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                  GEOGRAPHIC DISTRIBUTION

                                       Number of                   Aggregate                        Percentage of Mortgage
State                                Mortgage Loans            Principal Balance                     Loans in Loan Group 2
---------------------------------------------------------------------------------------------------------------------------
California                                 5                      $2,270,842                                 27.22         %
Colorado                                   2                       $451,866                                  5.42
Florida                                    2                       $604,290                                  7.24
Georgia                                    1                       $608,938                                  7.30
Illinois                                   2                       $893,068                                  10.70
Missouri                                   2                       $714,703                                  8.57
Oregon                                     1                       $625,304                                  7.50
Pennsylvania                               1                       $385,163                                  4.62
South Carolina                             1                       $474,402                                  5.69
Texas                                      1                       $322,237                                  3.86
Utah                                       1                       $425,022                                  5.09
Washington                                 2                       $566,885                                  6.79
---------------------------------------------------------------------------------------------------------------------------

Total                                      21                     $8,342,721                                100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                       PROPERTY TYPE

                                       Number of                   Aggregate                        Percentage of Mortgage
Property Type                        Mortgage Loans            Principal Balance                     Loans in Loan Group 2
---------------------------------------------------------------------------------------------------------------------------
Single Family Residence                    12                     $4,607,461                                 55.23         %
Planned Unit Development                   8                      $3,126,322                                 37.47
Low-rise Condominium                       1                       $608,938                                  7.30
---------------------------------------------------------------------------------------------------------------------------

Total                                      21                     $8,342,721                                100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                        LOAN PURPOSE

                                       Number of                   Aggregate                        Percentage of Mortgage
Loan Purpose                         Mortgage Loans            Principal Balance                     Loans in Loan Group 2
---------------------------------------------------------------------------------------------------------------------------
Refinance (rate/term)                      18                     $7,165,323                                 85.89         %
Refinance (cash-out)                       3                      $1,177,398                                 14.11
---------------------------------------------------------------------------------------------------------------------------

Total                                      21                     $8,342,721                                100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                         OCCUPANCY

                                       Number of                   Aggregate                        Percentage of Mortgage
Occupancy Type                       Mortgage Loans            Principal Balance                     Loans in Loan Group 2
---------------------------------------------------------------------------------------------------------------------------
Owner Occupied                             21                     $8,342,721                                100.00         %
---------------------------------------------------------------------------------------------------------------------------

Total                                      21                     $8,342,721                                100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                   DOCUMENTATION PROGRAM

                                       Number of                   Aggregate                        Percentage of Mortgage
Type of Program                      Mortgage Loans            Principal Balance                     Loans in Loan Group 2
---------------------------------------------------------------------------------------------------------------------------
Full/Alternative                           20                     $7,868,319                                 94.31         %
Reduced                                    1                       $474,402                                  5.69
---------------------------------------------------------------------------------------------------------------------------

Total                                      21                     $8,342,721                                100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                        GROSS MARGIN


Range of                               Number of                   Aggregate                        Percentage of Mortgage
Gross Margin                         Mortgage Loans            Principal Balance                     Loans in Loan Group 2
---------------------------------------------------------------------------------------------------------------------------
2.001 - 3.000                              21                     $8,342,721                                100.00         %
---------------------------------------------------------------------------------------------------------------------------

Total                                      21                     $8,342,721                                100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                 NEXT RATE ADJUSTMENT DATE

Next Rate                              Number of                   Aggregate                        Percentage of Mortgage
Adjustment Date                      Mortgage Loans            Principal Balance                     Loans in Loan Group 2
---------------------------------------------------------------------------------------------------------------------------
August 2004                                3                       $530,438                                  6.36          %
September 2004                             8                      $3,203,451                                 38.4
October 2004                               10                     $4,608,833                                 55.24
---------------------------------------------------------------------------------------------------------------------------

Total                                      21                     $8,342,721                                100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                               MONTHS TO NEXT ADJUSTMENT DATE

Range of Number of Months to            Number of                  Aggregate                        Percentage of Mortgage
Next Adjustment Date (Months)        Mortgage Loans            Principal Balance                     Loans in Loan Group 2
---------------------------------------------------------------------------------------------------------------------------
1 - 6                                      21                      $8,342,721                               100.00         %
---------------------------------------------------------------------------------------------------------------------------

Total                                      21                      $8,342,721                               100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                   MAXIMUM MORTGAGE RATE

Range of Maximum                       Number of                   Aggregate                        Percentage of Mortgage
Mortgage Rates(%)                    Mortgage Loans            Principal Balance                     Loans in Loan Group 2
---------------------------------------------------------------------------------------------------------------------------
11.001 - 12.000                            12                     $5,266,677                                 63.13         %
12.001 - 13.000                            8                      $2,693,595                                 32.29
13.001 - 14.000                            1                       $382,450                                  4.58
---------------------------------------------------------------------------------------------------------------------------

Total                                      21                     $8,342,721                                100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                 INITIAL PERIODIC RATE CAP

Initial Periodic                       Number of                   Aggregate                        Percentage of Mortgage
Rate Cap(%)                          Mortgage Loans            Principal Balance                     Loans in Loan Group 2
---------------------------------------------------------------------------------------------------------------------------
2.000                                      21                     $8,342,721                                100.00         %
---------------------------------------------------------------------------------------------------------------------------

Total                                      21                     $8,342,721                                100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                SUBSEQUENT PERIODIC RATE CAP

Subsequent                             Number of                   Aggregate                        Percentage of Mortgage
Rate Cap(%)                          Mortgage Loans            Principal Balance                     Loans in Loan Group 2
---------------------------------------------------------------------------------------------------------------------------
2.000                                      21                     $8,342,721                                100.00         %
---------------------------------------------------------------------------------------------------------------------------

Total                                      21                     $8,342,721                                100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                   MINIMUM MORTGAGE RATE


Range of Minimum                       Number of                   Aggregate                        Percentage of Mortgage
Mortgage Rates(%)                    Mortgage Loans            Principal Balance                     Loans in Loan Group 2
---------------------------------------------------------------------------------------------------------------------------
2.001 - 3.000                              21                     $8,342,721                                100.00         %
---------------------------------------------------------------------------------------------------------------------------

Total                                      21                     $8,342,721                                100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                       LOAN PROGRAMS

                                       Number of                   Aggregate                        Percentage of Mortgage
Loan Programs                        Mortgage Loans            Principal Balance                     Loans in Loan Group 2
---------------------------------------------------------------------------------------------------------------------------
3/1 LIBOR                                  21                     $8,342,721                                100.00         %
---------------------------------------------------------------------------------------------------------------------------

Total                                      21                     $8,342,721                                100.00         %
-----------------------------------------------------------------------------------------------------------------------------



Summary of Mortgage Loans in Group 3
(As of Reference Date)

Total Number of Loans                                             64
Aggregate Principal Balance                                  $20,189,525
Average Principal                                              $315,461                            $58,054 to $1,044,826
Weighted Average Mortgage Rate                                  6.595%                              3.875% to 8.125%
Net Weighted Average Mortgage Rate                              6.324%                              3.616% to 7.616%
Weighted Average Original Term (months)                          360                                   360 to 360
Weighted Average Remaining Term (months)                         326                                   292 to 330
Weighted Average Combined LTV                                   74.82%                              44.23% to 95.00%
Weighted Average Gross Margin                                   2.765%                              2.750% to 3.625%
Weighted Average Months to Next Adjustment                        26                                     4 to 30
Weighted Average Initial Periodic Cap                           4.195%                              2.000% to 5.000%
Weighted Average Subsequent Periodic Cap                        2.042%                              2.000% to 5.000%
Weighted Average Maximum Mortgage Rate                         11.833%                              9.875% to 14.125%
Weighted Average Minimum Mortgage Rate                          2.765%                              2.750% to 3.625%



                                                 CURRENT PRINCIPAL BALANCES

Range of Current                        Number of                  Aggregate                        Percentage of Mortgage
Principal Balances ($)               Mortgage Loans            Principal Balance                     Loans in Loan Group 3
---------------------------------------------------------------------------------------------------------------------------
$50,000.01 - $100,000.00                    4                       $326,404                                 1.62          %
$100,000.01 - $150,000.00                   7                       $875,321                                 4.34
$150,000.01 - $200,000.00                   5                       $837,955                                 4.15
$200,000.01 - $250,000.00                   4                       $934,469                                 4.63
$250,000.01 - $300,000.00                  10                      $2,759,496                                13.67
$300,000.01 - $350,000.00                   8                      $2,632,027                                13.04
$350,000.01 - $400,000.00                  13                      $4,870,545                                24.12
$400,000.01 - $450,000.00                   7                      $2,881,176                                14.27
$450,000.01 - $500,000.00                   2                       $968,992                                 4.80
$550,000.01 - $600,000.00                   1                       $556,758                                 2.76
$600,000.01 - $650,000.00                   1                       $630,213                                 3.12
$750,000.01 - $1,000,000.00                 1                       $871,344                                 4.32
$1,000,000.01 - $1,500,000.00               1                      $1,044,826                                5.18
---------------------------------------------------------------------------------------------------------------------------

Total                                      64                     $20,189,525                               100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                   CURRENT MORTGAGE RATES

                                        Number of                  Aggregate                        Percentage of Mortgage
Current Mortgage Rates(%)            Mortgage Loans            Principal Balance                     Loans in Loan Group 3
---------------------------------------------------------------------------------------------------------------------------
3.875                                       1                       $259,086                                 1.28          %
4.875                                       1                       $361,282                                 1.79
5.375                                       1                       $330,620                                 1.64
5.625                                       1                       $264,191                                 1.31
5.750                                       1                       $292,486                                 1.45
6.000                                       1                       $337,533                                 1.67
6.250                                       2                       $649,473                                 3.22
6.375                                       5                      $1,538,335                                7.62
6.500                                      12                      $4,427,325                                21.93
6.625                                       6                      $1,773,355                                8.78
6.750                                       8                      $2,725,089                                13.50
6.875                                      15                      $4,637,489                                22.97
7.000                                       3                       $962,704                                 4.77
7.125                                       2                       $582,273                                 2.88
7.250                                       2                       $521,628                                 2.58
7.625                                       1                       $378,781                                 1.88
7.875                                       1                       $58,054                                  0.29
8.125                                       1                       $89,822                                  0.44
---------------------------------------------------------------------------------------------------------------------------

Total                                      64                     $20,189,525                               100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                MONTHS REMAINING TO MATURITY


Range of Months                        Number of                   Aggregate                        Percentage of Mortgage
Remaining to Maturity                Mortgage Loans            Principal Balance                     Loans in Loan Group 3
---------------------------------------------------------------------------------------------------------------------------
241 - 300                                  1                       $259,086                                  1.28          %
301 - 360                                  63                     $19,930,439                                98.72
---------------------------------------------------------------------------------------------------------------------------

Total                                      64                     $20,189,525                               100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                               ORIGINAL LOAN-TO-VALUE RATIOS

Range of Original                      Number of                   Aggregate                        Percentage of Mortgage
Loan-to-Value Ratios(%)              Mortgage Loans            Principal Balance                     Loans in Loan Group 3
---------------------------------------------------------------------------------------------------------------------------
0.01 - 50.00                               4                      $1,419,122                                 7.03          %
55.01 - 60.00                              2                       $753,229                                  3.73
60.01 - 65.00                              2                       $712,989                                  3.53
65.01 - 70.00                              6                      $2,700,933                                 13.38
70.01 - 75.00                              8                      $2,516,651                                 12.47
75.01 - 80.00                              32                     $9,497,840                                 47.04
80.01 - 85.00                              1                       $357,267                                  1.77
85.01 - 90.00                              4                      $1,238,351                                 6.13
90.01 - 95.00                              5                       $993,142                                  4.92
---------------------------------------------------------------------------------------------------------------------------

Total                                      64                     $20,189,525                               100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                  GEOGRAPHIC DISTRIBUTION

                                       Number of                   Aggregate                        Percentage of Mortgage
State                                Mortgage Loans            Principal Balance                     Loans in Loan Group 3
---------------------------------------------------------------------------------------------------------------------------
Alabama                                    1                       $292,486                                  1.45          %
Arizona                                    6                      $1,465,403                                 7.26
California                                 13                     $4,338,711                                 21.49
Colorado                                   2                       $411,703                                  2.04
Connecticut                                1                      $1,044,826                                 5.18
Florida                                    5                      $1,992,872                                 9.87
Georgia                                    3                       $993,827                                  4.92
Kansas                                     1                       $165,947                                  0.82
Lousiana                                   1                       $140,918                                  0.70
Massachusetts                              1                       $330,620                                  1.64
Michigan                                   2                       $506,434                                  2.51
Missouri                                   1                       $117,846                                  0.58
North Carolina                             1                       $324,905                                  1.61
New Hampshire                              1                       $115,833                                  0.57
New Jersey                                 1                       $361,282                                  1.79
Nevada                                     1                       $413,738                                  2.05
New York                                   1                       $485,465                                  2.40
Ohio                                       1                        $58,054                                  0.29
Oregon                                     1                       $290,991                                  1.44
Pennsylvania                               4                      $1,664,860                                 8.25
South Carolina                             1                       $375,728                                  1.86
Tennessee                                  2                       $538,736                                  2.67
Texas                                      3                      $1,152,869                                 5.71
Utah                                       1                       $318,425                                  1.58
Virginia                                   3                       $514,876                                  2.55
Washington                                 4                      $1,234,668                                 6.12
Wisconsin                                  1                       $131,863                                  0.65
Wyoming                                    1                       $405,640                                  2.01
---------------------------------------------------------------------------------------------------------------------------

Total                                      64                     $20,189,525                               100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                       PROPERTY TYPE

                                        Number of                  Aggregate                        Percentage of Mortgage
Property Type                        Mortgage Loans            Principal Balance                     Loans in Loan Group 3
---------------------------------------------------------------------------------------------------------------------------
Single Family Residence                    39                     $12,070,981                                59.79         %
Planned Unit Development                   21                      $6,715,753                                33.26
Low-rise Condominium                        3                      $1,036,291                                5.13
High-rise Condominium                       1                       $366,499                                 1.82
---------------------------------------------------------------------------------------------------------------------------

Total                                      64                     $20,189,525                               100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                        LOAN PURPOSE

                                       Number of                   Aggregate                        Percentage of Mortgage
Loan Purpose                         Mortgage Loans            Principal Balance                     Loans in Loan Group 3
---------------------------------------------------------------------------------------------------------------------------
Refinance (rate/term)                      52                     $17,878,741                                88.55         %
Refinance (cash-out)                       12                     $2,310,783                                 11.45
---------------------------------------------------------------------------------------------------------------------------

Total                                      64                     $20,189,525                               100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                         OCCUPANCY

                                       Number of                   Aggregate                        Percentage of Mortgage
Occupancy Type                       Mortgage Loans            Principal Balance                     Loans in Loan Group 3
---------------------------------------------------------------------------------------------------------------------------
Owner Occupied                             60                     $18,827,981                                93.26         %
Secondary Residence                        4                      $1,361,543                                 6.74
---------------------------------------------------------------------------------------------------------------------------

Total                                      64                     $20,189,525                               100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                   DOCUMENTATION PROGRAM

                                       Number of                   Aggregate                        Percentage of Mortgage
Type of Program                      Mortgage Loans            Principal Balance                     Loans in Loan Group 3
---------------------------------------------------------------------------------------------------------------------------
Full/Alternative                           54                     $17,387,810                                86.12         %
Reduced                                    10                     $2,801,714                                 13.88
---------------------------------------------------------------------------------------------------------------------------

Total                                      64                     $20,189,525                               100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                        GROSS MARGIN


Range of                               Number of                   Aggregate                        Percentage of Mortgage
Gross Margin                         Mortgage Loans            Principal Balance                     Loans in Loan Group 3
---------------------------------------------------------------------------------------------------------------------------
2.001 - 3.000                              61                     $19,743,995                                97.79         %
3.001 - 4.000                              3                       $445,529                                  2.21
---------------------------------------------------------------------------------------------------------------------------

Total                                      64                     $20,189,525                               100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                 NEXT RATE ADJUSTMENT DATE

Next Rate                               Number of                  Aggregate                        Percentage of Mortgage
Adjustment Date                      Mortgage Loans            Principal Balance                     Loans in Loan Group 3
---------------------------------------------------------------------------------------------------------------------------
September 2004                              1                       $259,086                                 1.28          %
February 2006                               3                       $839,421                                 4.16
May 2006                                    1                       $336,756                                 1.67
June 2006                                   5                      $1,689,166                                8.37
July 2006                                  20                      $5,529,747                                27.39
August 2006                                16                      $5,631,229                                27.89
September 2006                             13                      $4,077,995                                20.2
October 2006                                4                      $1,464,844                                7.26
November 2006                               1                       $361,282                                 1.79
---------------------------------------------------------------------------------------------------------------------------

Total                                      64                     $20,189,525                               100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                               MONTHS TO NEXT ADJUSTMENT DATE

Range of Number of Months to            Number of                  Aggregate                        Percentage of Mortgage
Next Adjustment Date (Months)        Mortgage Loans            Principal Balance                     Loans in Loan Group 3
---------------------------------------------------------------------------------------------------------------------------
1 - 6                                       1                       $259,086                                 1.28          %
19 - 24                                     4                      $1,176,177                                5.83
25 - 31                                    59                     $18,754,262                                92.89
---------------------------------------------------------------------------------------------------------------------------

Total                                      64                     $20,189,525                               100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                   MAXIMUM MORTGAGE RATE

Range of Maximum                        Number of                  Aggregate                        Percentage of Mortgage
Mortgage Rates(%)                    Mortgage Loans            Principal Balance                     Loans in Loan Group 3
---------------------------------------------------------------------------------------------------------------------------
9.001 - 10.000                              1                       $361,282                                 1.79          %
10.001 - 11.000                             3                       $960,639                                 4.76
11.001 - 12.000                            32                     $13,478,705                                66.76
12.001 - 13.000                            26                      $5,183,090                                25.67
13.001 - 14.000                             1                       $115,988                                 0.57
14.001 - 15.000                             1                       $89,822                                  0.44
---------------------------------------------------------------------------------------------------------------------------

Total                                      64                     $20,189,525                               100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                 INITIAL PERIODIC RATE CAP

Initial Periodic                        Number of                  Aggregate                        Percentage of Mortgage
Rate Cap(%)                          Mortgage Loans            Principal Balance                     Loans in Loan Group 3
---------------------------------------------------------------------------------------------------------------------------
2.000                                      27                      $5,415,026                                26.82         %
5.000                                      37                     $14,774,499                                73.18
---------------------------------------------------------------------------------------------------------------------------

Total                                      64                     $20,189,525                               100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                SUBSEQUENT PERIODIC RATE CAP

Subsequent                             Number of                   Aggregate                        Percentage of Mortgage
Rate Cap(%)                          Mortgage Loans            Principal Balance                     Loans in Loan Group 3
---------------------------------------------------------------------------------------------------------------------------
2.000                                      63                     $19,907,043                                98.60         %
5.000                                      1                       $282,482                                  1.40
---------------------------------------------------------------------------------------------------------------------------

Total                                      64                     $20,189,525                               100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                   MINIMUM MORTGAGE RATE

Range of Minimum                       Number of                   Aggregate                        Percentage of Mortgage
Mortgage Rates(%)                    Mortgage Loans            Principal Balance                     Loans in Loan Group 3
---------------------------------------------------------------------------------------------------------------------------
2.001 - 3.000                              61                     $19,743,995                                97.79         %
3.001 - 4.000                              3                       $445,529                                  2.21
---------------------------------------------------------------------------------------------------------------------------

Total                                      64                     $20,189,525                               100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                       LOAN PROGRAMS

                                       Number of                   Aggregate                        Percentage of Mortgage
Loan Programs                        Mortgage Loans            Principal Balance                     Loans in Loan Group 3
---------------------------------------------------------------------------------------------------------------------------
5/1 CMT                                    64                     $20,189,525                               100.00         %
---------------------------------------------------------------------------------------------------------------------------

Total                                      64                     $20,189,525                               100.00         %
-----------------------------------------------------------------------------------------------------------------------------



Summary of Mortgage Loans in Group 4
(As of Reference Date)

Total Number of Loans                                            17
Aggregate Principal Balance                                  $5,132,562
Average Principal                                             $301,915                            $83,688 to $572,416
Weighted Average Mortgage Rate                                 6.604%                              5.750% to 7.875%
Net Weighted Average Mortgage Rate                             6.269%                              5.491% to 7.491%
Weighted Average Original Term (months)                         360                                   360 to 360
Weighted Average Remaining Term (months)                        327                                   326 to 328
Weighted Average Combined LTV                                  75.00%                              38.07% to 95.00%
Weighted Average Gross Margin                                  2.646%                              2.250% to 3.625%
Weighted Average Months to Next Adjustment                       27                                    26 to 28
Weighted Average Initial Periodic Cap                          4.567%                              2.000% to 5.000%
Weighted Average Subsequent Periodic Cap                       2.000%                              2.000% to 2.000%
Weighted Average Maximum Mortgage Rate                        11.748%                             10.750% to 13.125%
Weighted Average Minimum Mortgage Rate                         2.646%                              2.250% to 3.625%



                                                 CURRENT PRINCIPAL BALANCES

Range of Current                       Number of                   Aggregate                        Percentage of Mortgage
Principal Balances ($)               Mortgage Loans            Principal Balance                     Loans in Loan Group 4
---------------------------------------------------------------------------------------------------------------------------
$50,000.01 - $100,000.00                   1                        $83,688                                  1.63          %
$100,000.01 - $150,000.00                  4                       $478,090                                  9.31
$150,000.01 - $200,000.00                  1                       $178,395                                  3.48
$200,000.01 - $250,000.00                  1                       $231,072                                  4.50
$300,000.01 - $350,000.00                  2                       $653,200                                  12.73
$350,000.01 - $400,000.00                  3                      $1,114,786                                 21.72
$400,000.01 - $450,000.00                  3                      $1,288,033                                 25.10
$500,000.01 - $550,000.00                  1                       $532,881                                  10.38
$550,000.01 - $600,000.00                  1                       $572,416                                  11.15
---------------------------------------------------------------------------------------------------------------------------

Total                                      17                     $5,132,562                                100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                   CURRENT MORTGAGE RATES

                                       Number of                   Aggregate                        Percentage of Mortgage
Current Mortgage Rates(%)            Mortgage Loans            Principal Balance                     Loans in Loan Group 4
---------------------------------------------------------------------------------------------------------------------------
5.750                                      1                       $431,774                                  8.41          %
6.125                                      2                       $673,728                                  13.13
6.375                                      2                       $314,761                                  6.13
6.500                                      5                      $1,434,393                                 27.95
6.625                                      2                       $509,139                                  9.92
6.750                                      1                       $532,881                                  10.38
6.875                                      1                       $361,164                                  7.04
7.000                                      1                       $322,456                                  6.28
7.125                                      1                       $135,932                                  2.65
7.875                                      1                       $416,334                                  8.11
---------------------------------------------------------------------------------------------------------------------------

Total                                      17                     $5,132,562                                100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                MONTHS REMAINING TO MATURITY

Range of Months                        Number of                   Aggregate                        Percentage of Mortgage
Remaining to Maturity                Mortgage Loans            Principal Balance                     Loans in Loan Group 4
---------------------------------------------------------------------------------------------------------------------------
301 - 360                                  17                     $5,132,562                                100.00         %
---------------------------------------------------------------------------------------------------------------------------

Total                                      17                     $5,132,562                                100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                               ORIGINAL LOAN-TO-VALUE RATIOS

Range of Original                      Number of                   Aggregate                        Percentage of Mortgage
Loan-to-Value Ratios(%)              Mortgage Loans            Principal Balance                     Loans in Loan Group 4
---------------------------------------------------------------------------------------------------------------------------
0.01 - 50.00                               1                       $362,780                                  7.07          %
50.01 - 55.00                              1                       $572,416                                  11.15
65.01 - 70.00                              1                       $431,774                                  8.41
70.01 - 75.00                              4                       $746,816                                  14.55
75.01 - 80.00                              5                      $1,853,437                                 36.11
85.01 - 90.00                              1                       $322,456                                  6.28
90.01 - 95.00                              4                       $842,883                                  16.42
---------------------------------------------------------------------------------------------------------------------------

Total                                      17                     $5,132,562                                100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                  GEOGRAPHIC DISTRIBUTION

                                       Number of                   Aggregate                        Percentage of Mortgage
State                                Mortgage Loans            Principal Balance                     Loans in Loan Group 4
---------------------------------------------------------------------------------------------------------------------------
Alabama                                    2                       $185,000                                  3.60          %
California                                 5                      $2,064,828                                 40.23
Florida                                    1                       $128,624                                  2.51
Idaho                                      1                       $135,932                                  2.65
Indiana                                    1                       $439,925                                  8.57
Kentucky                                   1                       $178,395                                  3.48
North Carolina                             1                       $112,222                                  2.19
New Jersey                                 2                       $863,625                                  16.83
Texas                                      2                       $592,236                                  11.54
Washington                                 1                       $431,774                                  8.41
---------------------------------------------------------------------------------------------------------------------------

Total                                      17                     $5,132,562                                100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                       PROPERTY TYPE

                                       Number of                   Aggregate                        Percentage of Mortgage
Property Type                        Mortgage Loans            Principal Balance                     Loans in Loan Group 4
---------------------------------------------------------------------------------------------------------------------------
Single Family Residence                    11                     $3,217,547                                 62.69         %
Planned Unit Development                   5                      $1,592,559                                 31.03
Low-rise Condominium                       1                       $322,456                                  6.28
---------------------------------------------------------------------------------------------------------------------------

Total                                      17                     $5,132,562                                100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                        LOAN PURPOSE

                                       Number of                   Aggregate                        Percentage of Mortgage
Loan Purpose                         Mortgage Loans            Principal Balance                     Loans in Loan Group 4
---------------------------------------------------------------------------------------------------------------------------
Refinance (rate/term)                      13                     $4,488,194                                 87.45         %
Refinance (cash-out)                       4                       $644,368                                  12.55
---------------------------------------------------------------------------------------------------------------------------

Total                                      17                     $5,132,562                                100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                         OCCUPANCY

                                       Number of                   Aggregate                        Percentage of Mortgage
Occupancy Type                       Mortgage Loans            Principal Balance                     Loans in Loan Group 4
---------------------------------------------------------------------------------------------------------------------------
Owner Occupied                             17                     $5,132,562                                100.00         %
---------------------------------------------------------------------------------------------------------------------------

Total                                      17                     $5,132,562                                100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                   DOCUMENTATION PROGRAM

                                       Number of                   Aggregate                        Percentage of Mortgage
Type of Program                      Mortgage Loans            Principal Balance                     Loans in Loan Group 4
---------------------------------------------------------------------------------------------------------------------------
Full/Alternative                           17                     $5,132,562                                100.00         %
---------------------------------------------------------------------------------------------------------------------------

Total                                      17                     $5,132,562                                100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                        GROSS MARGIN

Range of                               Number of                   Aggregate                        Percentage of Mortgage
Gross Margin                         Mortgage Loans            Principal Balance                     Loans in Loan Group 4
---------------------------------------------------------------------------------------------------------------------------
2.001 - 3.000                              14                     $4,401,901                                 85.76         %
3.001 - 4.000                              3                       $730,661                                  14.24
---------------------------------------------------------------------------------------------------------------------------

Total                                      17                     $5,132,562                                100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                 NEXT RATE ADJUSTMENT DATE

Next Rate                              Number of                   Aggregate                        Percentage of Mortgage
Adjustment Date                      Mortgage Loans            Principal Balance                     Loans in Loan Group 4
---------------------------------------------------------------------------------------------------------------------------
July 2006                                  2                       $988,750                                  19.26         %
August 2006                                8                      $1,663,897                                 32.42
September 2006                             7                      $2,479,915                                 48.32
---------------------------------------------------------------------------------------------------------------------------

Total                                      17                     $5,132,562                                100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                               MONTHS TO NEXT ADJUSTMENT DATE

Range of Number of Months to            Number of                  Aggregate                        Percentage of Mortgage
Next Adjustment Date (Months)        Mortgage Loans            Principal Balance                     Loans in Loan Group 4
---------------------------------------------------------------------------------------------------------------------------
25 - 31                                    17                      $5,132,562                               100.00         %
---------------------------------------------------------------------------------------------------------------------------

Total                                      17                      $5,132,562                               100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                   MAXIMUM MORTGAGE RATE

Range of Maximum                       Number of                   Aggregate                        Percentage of Mortgage
Mortgage Rates(%)                    Mortgage Loans            Principal Balance                     Loans in Loan Group 4
---------------------------------------------------------------------------------------------------------------------------
10.001 - 11.000                            1                       $431,774                                  8.41          %
11.001 - 12.000                            9                      $3,544,281                                 69.05
12.001 - 13.000                            6                      $1,020,576                                 19.88
13.001 - 14.000                            1                       $135,932                                  2.65
---------------------------------------------------------------------------------------------------------------------------

Total                                      17                     $5,132,562                                100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                 INITIAL PERIODIC RATE CAP

Initial Periodic                       Number of                   Aggregate                        Percentage of Mortgage
Rate Cap(%)                          Mortgage Loans            Principal Balance                     Loans in Loan Group 4
---------------------------------------------------------------------------------------------------------------------------
2.000                                      6                       $740,173                                  14.42         %
5.000                                      11                     $4,392,389                                 85.58
---------------------------------------------------------------------------------------------------------------------------

Total                                      17                     $5,132,562                                100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                SUBSEQUENT PERIODIC RATE CAP

Subsequent                             Number of                   Aggregate                        Percentage of Mortgage
Rate Cap(%)                          Mortgage Loans            Principal Balance                     Loans in Loan Group 4
---------------------------------------------------------------------------------------------------------------------------
2.000                                      17                     $5,132,562                                100.00         %
---------------------------------------------------------------------------------------------------------------------------

Total                                      17                     $5,132,562                                100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                   MINIMUM MORTGAGE RATE

Range of Minimum                       Number of                   Aggregate                        Percentage of Mortgage
Mortgage Rates(%)                    Mortgage Loans            Principal Balance                     Loans in Loan Group 4
---------------------------------------------------------------------------------------------------------------------------
2.001 - 3.000                              14                     $4,401,901                                 85.76         %
3.001 - 4.000                              3                       $730,661                                  14.24
---------------------------------------------------------------------------------------------------------------------------

Total                                      17                     $5,132,562                                100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                       LOAN PROGRAMS

                                       Number of                   Aggregate                        Percentage of Mortgage
Loan Programs                        Mortgage Loans            Principal Balance                     Loans in Loan Group 4
---------------------------------------------------------------------------------------------------------------------------
5/1 LIBOR                                  17                     $5,132,562                                100.00         %
---------------------------------------------------------------------------------------------------------------------------

Total                                      17                     $5,132,562                                100.00         %
-----------------------------------------------------------------------------------------------------------------------------



Summary of Mortgage Loans in Group 5
(As of Reference Date)

Total Number of Loans                                            9
Aggregate Principal Balance                                  $2,272,140
Average Principal                                             $252,460                           $106,757 to $567,114
Weighted Average Mortgage Rate                                 6.980%                              6.125% to 7.750%
Net Weighted Average Mortgage Rate                             6.643%                              5.866% to 7.491%
Weighted Average Original Term (months)                         360                                   360 to 360
Weighted Average Remaining Term (months)                        326                                   319 to 328
Weighted Average Combined LTV                                  82.18%                              75.00% to 90.00%
Weighted Average Gross Margin                                  2.841%                              2.750% to 3.375%
Weighted Average Months to Next Adjustment                       55                                    50 to 79
Weighted Average Initial Periodic Cap                          4.595%                              2.000% to 5.000%
Weighted Average Subsequent Periodic Cap                       2.000%                              2.000% to 2.000%
Weighted Average Maximum Mortgage Rate                        11.980%                             11.125% to 12.750%
Weighted Average Minimum Mortgage Rate                         2.841%                              2.750% to 3.375%



                                                 CURRENT PRINCIPAL BALANCES

Range of Current                       Number of                   Aggregate                        Percentage of Mortgage
Principal Balances ($)               Mortgage Loans            Principal Balance                     Loans in Loan Group 5
---------------------------------------------------------------------------------------------------------------------------
$100,000.01 - $150,000.00                  3                       $349,426                                  15.38         %
$150,000.01 - $200,000.00                  1                       $155,401                                  6.84
$200,000.01 - $250,000.00                  1                       $245,289                                  10.80
$250,000.01 - $300,000.00                  1                       $292,322                                  12.87
$300,000.01 - $350,000.00                  1                       $306,966                                  13.51
$350,000.01 - $400,000.00                  1                       $355,623                                  15.65
$550,000.01 - $600,000.00                  1                       $567,114                                  24.96
---------------------------------------------------------------------------------------------------------------------------

Total                                      9                      $2,272,140                                100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                   CURRENT MORTGAGE RATES

                                       Number of                   Aggregate                        Percentage of Mortgage
Current Mortgage Rates(%)            Mortgage Loans            Principal Balance                     Loans in Loan Group 5
---------------------------------------------------------------------------------------------------------------------------
6.125                                      1                       $306,966                                  13.51         %
6.500                                      1                       $118,414                                  5.21
6.625                                      1                       $124,255                                  5.47
6.875                                      2                       $922,736                                  40.61
7.000                                      1                       $155,401                                  6.84
7.375                                      1                       $106,757                                  4.70
7.750                                      2                       $537,610                                  23.66
---------------------------------------------------------------------------------------------------------------------------

Total                                      9                      $2,272,140                                100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                MONTHS REMAINING TO MATURITY

Range of Months                        Number of                   Aggregate                        Percentage of Mortgage
Remaining to Maturity                Mortgage Loans            Principal Balance                     Loans in Loan Group 5
---------------------------------------------------------------------------------------------------------------------------
301 - 360                                  9                      $2,272,140                                100.00         %
---------------------------------------------------------------------------------------------------------------------------

Total                                      9                      $2,272,140                                100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                               ORIGINAL LOAN-TO-VALUE RATIOS

Range of Original                      Number of                   Aggregate                        Percentage of Mortgage
Loan-to-Value Ratios(%)              Mortgage Loans            Principal Balance                     Loans in Loan Group 5
---------------------------------------------------------------------------------------------------------------------------
70.01 - 75.00                              1                       $124,255                                  5.47          %
75.01 - 80.00                              5                      $1,503,517                                 66.17
85.01 - 90.00                              3                       $644,368                                  28.36
---------------------------------------------------------------------------------------------------------------------------

Total                                      9                      $2,272,140                                100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                  GEOGRAPHIC DISTRIBUTION

                                       Number of                   Aggregate                        Percentage of Mortgage
State                                Mortgage Loans            Principal Balance                     Loans in Loan Group 5
---------------------------------------------------------------------------------------------------------------------------
Colorado                                   3                       $998,335                                  43.94         %
Georgia                                    1                       $245,289                                  10.80
Kansas                                     1                       $355,623                                  15.65
North Carolina                             1                       $118,414                                  5.21
Texas                                      1                       $292,322                                  12.87
Virginia                                   1                       $155,401                                  6.84
Washington                                 1                       $106,757                                  4.70
---------------------------------------------------------------------------------------------------------------------------

Total                                      9                      $2,272,140                                100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                       PROPERTY TYPE

                                       Number of                   Aggregate                        Percentage of Mortgage
Property Type                        Mortgage Loans            Principal Balance                     Loans in Loan Group 5
---------------------------------------------------------------------------------------------------------------------------
Planned Unit Development                   5                      $1,530,104                                 67.34         %
Single Family Residence                    3                       $617,780                                  27.19
Low-rise Condominium                       1                       $124,255                                  5.47
---------------------------------------------------------------------------------------------------------------------------

Total                                      9                      $2,272,140                                100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                        LOAN PURPOSE

                                       Number of                   Aggregate                        Percentage of Mortgage
Loan Purpose                         Mortgage Loans            Principal Balance                     Loans in Loan Group 5
---------------------------------------------------------------------------------------------------------------------------
Refinance (rate/term)                      6                      $1,747,195                                 76.90         %
Refinance (cash-out)                       3                       $524,945                                  23.10
---------------------------------------------------------------------------------------------------------------------------

Total                                      9                      $2,272,140                                100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                         OCCUPANCY

                                       Number of                   Aggregate                        Percentage of Mortgage
Occupancy Type                       Mortgage Loans            Principal Balance                     Loans in Loan Group 5
---------------------------------------------------------------------------------------------------------------------------
Owner Occupied                             9                      $2,272,140                                100.00         %
---------------------------------------------------------------------------------------------------------------------------

Total                                      9                      $2,272,140                                100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                   DOCUMENTATION PROGRAM

                                       Number of                   Aggregate                        Percentage of Mortgage
Type of Program                      Mortgage Loans            Principal Balance                     Loans in Loan Group 5
---------------------------------------------------------------------------------------------------------------------------
Full/Alternative                           7                      $2,046,969                                 90.09         %
Reduced                                    2                       $225,171                                  9.91
---------------------------------------------------------------------------------------------------------------------------

Total                                      9                      $2,272,140                                100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                        GROSS MARGIN

Range of                               Number of                   Aggregate                        Percentage of Mortgage
Gross Margin                         Mortgage Loans            Principal Balance                     Loans in Loan Group 5
---------------------------------------------------------------------------------------------------------------------------
2.001 - 3.000                              7                      $1,920,094                                 84.51         %
3.001 - 4.000                              2                       $352,046                                  15.49
---------------------------------------------------------------------------------------------------------------------------

Total                                      9                      $2,272,140                                100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                 NEXT RATE ADJUSTMENT DATE

Next Rate                              Number of                   Aggregate                        Percentage of Mortgage
Adjustment Date                      Mortgage Loans            Principal Balance                     Loans in Loan Group 5
---------------------------------------------------------------------------------------------------------------------------
July 2008                                  2                       $552,255                                  24.31         %
August 2008                                1                       $118,414                                  5.21
September 2008                             5                      $1,309,149                                 57.62
December 2010                              1                       $292,322                                  12.87
---------------------------------------------------------------------------------------------------------------------------

Total                                      9                      $2,272,140                                100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                               MONTHS TO NEXT ADJUSTMENT DATE

Range of Number of Months to            Number of                  Aggregate                        Percentage of Mortgage
Next Adjustment Date (Months)        Mortgage Loans            Principal Balance                     Loans in Loan Group 5
---------------------------------------------------------------------------------------------------------------------------
50 - 55                                     8                      $1,979,818                                87.13         %
74 - 79                                     1                       $292,322                                 12.87
---------------------------------------------------------------------------------------------------------------------------

Total                                       9                      $2,272,140                               100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                   MAXIMUM MORTGAGE RATE

Range of Maximum                       Number of                   Aggregate                        Percentage of Mortgage
Mortgage Rates(%)                    Mortgage Loans            Principal Balance                     Loans in Loan Group 5
---------------------------------------------------------------------------------------------------------------------------
11.001 - 12.000                            6                      $1,627,772                                 71.64         %
12.001 - 13.000                            3                       $644,368                                  28.36
---------------------------------------------------------------------------------------------------------------------------

Total                                      9                      $2,272,140                                100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                 INITIAL PERIODIC RATE CAP

Initial Periodic                       Number of                   Aggregate                        Percentage of Mortgage
Rate Cap(%)                          Mortgage Loans            Principal Balance                     Loans in Loan Group 5
---------------------------------------------------------------------------------------------------------------------------
2.000                                      1                       $306,966                                  13.51         %
5.000                                      8                      $1,965,173                                 86.49
---------------------------------------------------------------------------------------------------------------------------

Total                                      9                      $2,272,140                                100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                SUBSEQUENT PERIODIC RATE CAP

Subsequent                             Number of                   Aggregate                        Percentage of Mortgage
Rate Cap(%)                          Mortgage Loans            Principal Balance                     Loans in Loan Group 5
---------------------------------------------------------------------------------------------------------------------------
2.000                                      9                      $2,272,140                                100.00         %
---------------------------------------------------------------------------------------------------------------------------

Total                                      9                      $2,272,140                                100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                   MINIMUM MORTGAGE RATE

Range of Minimum                       Number of                   Aggregate                        Percentage of Mortgage
Mortgage Rates(%)                    Mortgage Loans            Principal Balance                     Loans in Loan Group 5
---------------------------------------------------------------------------------------------------------------------------
2.001 - 3.000                              7                      $1,920,094                                 84.51         %
3.001 - 4.000                              2                       $352,046                                  15.49
---------------------------------------------------------------------------------------------------------------------------

Total                                      9                      $2,272,140                                100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                       LOAN PROGRAMS

                                       Number of                   Aggregate                        Percentage of Mortgage
Loan Programs                        Mortgage Loans            Principal Balance                     Loans in Loan Group 5
---------------------------------------------------------------------------------------------------------------------------
7/1 CMT                                    7                      $1,861,404                                 81.92         %
7/1 LIBOR                                  1                       $118,414                                  5.21
10/1 CMT                                   1                       $292,322                                  12.87
---------------------------------------------------------------------------------------------------------------------------

Total                                      9                      $2,272,140                                100.00         %
-----------------------------------------------------------------------------------------------------------------------------



Summary of Mortgage Loans in Group 6
(As of Reference Date)

Total Number of Loans                                            22
Aggregate Principal Balance                                  $9,185,319
Average Principal                                             $417,514                           $143,244 to $946,684
Weighted Average Mortgage Rate                                 3.349%                              3.125% to 3.375%
Net Weighted Average Mortgage Rate                             3.090%                              2.866% to 3.116%
Weighted Average Original Term (months)                         360                                   360 to 360
Weighted Average Remaining Term (months)                        327                                   321 to 329
Weighted Average Combined LTV                                  62.77%                              28.22% to 90.00%
Weighted Average Gross Margin                                  2.224%                              2.000% to 2.250%
Weighted Average Months to Next Adjustment                       1                                      1 to 1
Weighted Average Initial Periodic Cap                          0.000%                              0.000% to 0.000%
Weighted Average Subsequent Periodic Cap                       0.000%                              0.000% to 0.000%
Weighted Average Maximum Mortgage Rate                        12.238%                             11.950% to 13.825%
Weighted Average Minimum Mortgage Rate                         2.224%                              2.000% to 2.250%



                                                 CURRENT PRINCIPAL BALANCES

Range of Current                       Number of                   Aggregate                        Percentage of Mortgage
Principal Balances ($)               Mortgage Loans            Principal Balance                     Loans in Loan Group 6
---------------------------------------------------------------------------------------------------------------------------
$100,000.01 - $150,000.00                  3                       $432,345                                  4.71          %
$150,000.01 - $200,000.00                  2                       $356,608                                  3.88
$200,000.01 - $250,000.00                  1                       $227,136                                  2.47
$250,000.01 - $300,000.00                  2                       $576,017                                  6.27
$300,000.01 - $350,000.00                  3                       $978,401                                  10.65
$350,000.01 - $400,000.00                  3                      $1,173,495                                 12.78
$400,000.01 - $450,000.00                  1                       $402,915                                  4.39
$450,000.01 - $500,000.00                  1                       $462,236                                  5.03
$500,000.01 - $550,000.00                  1                       $539,356                                  5.87
$600,000.01 - $650,000.00                  2                      $1,251,870                                 13.63
$750,000.01 - $1,000,000.00                3                      $2,784,939                                 30.32
---------------------------------------------------------------------------------------------------------------------------

Total                                      22                     $9,185,319                                100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                   CURRENT MORTGAGE RATES

                                       Number of                   Aggregate                        Percentage of Mortgage
Current Mortgage Rates(%)            Mortgage Loans            Principal Balance                     Loans in Loan Group 6
---------------------------------------------------------------------------------------------------------------------------
3.125                                      1                       $539,356                                  5.87          %
3.250                                      2                       $857,785                                  9.34
3.375                                      19                     $7,788,178                                 84.79
---------------------------------------------------------------------------------------------------------------------------

Total                                      22                     $9,185,319                                100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                MONTHS REMAINING TO MATURITY

Range of Months                        Number of                   Aggregate                        Percentage of Mortgage
Remaining to Maturity                Mortgage Loans            Principal Balance                     Loans in Loan Group 6
---------------------------------------------------------------------------------------------------------------------------
301 - 360                                  22                     $9,185,319                                100.00         %
---------------------------------------------------------------------------------------------------------------------------

Total                                      22                     $9,185,319                                100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                               ORIGINAL LOAN-TO-VALUE RATIOS

Range of Original                      Number of                   Aggregate                        Percentage of Mortgage
Loan-to-Value Ratios(%)              Mortgage Loans            Principal Balance                     Loans in Loan Group 6
---------------------------------------------------------------------------------------------------------------------------
0.01 - 50.00                               3                       $795,169                                  8.66          %
50.01 - 55.00                              4                      $2,838,928                                 30.91
55.01 - 60.00                              1                       $946,684                                  10.31
60.01 - 65.00                              1                       $638,621                                  6.95
65.01 - 70.00                              4                      $1,362,087                                 14.83
70.01 - 75.00                              2                       $942,271                                  10.26
75.01 - 80.00                              4                      $1,117,155                                 12.16
85.01 - 90.00                              3                       $544,403                                  5.93
---------------------------------------------------------------------------------------------------------------------------

Total                                      22                     $9,185,319                                100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                  GEOGRAPHIC DISTRIBUTION

                                       Number of                   Aggregate                        Percentage of Mortgage
State                                Mortgage Loans            Principal Balance                     Loans in Loan Group 6
---------------------------------------------------------------------------------------------------------------------------
Arizona                                    4                       $870,477                                  9.48          %
California                                 13                     $6,763,007                                 73.63
Colorado                                   1                       $288,085                                  3.14
Nevada                                     2                       $328,845                                  3.58
Pennsylvania                               1                       $539,356                                  5.87
Washington                                 1                       $395,549                                  4.31
---------------------------------------------------------------------------------------------------------------------------

Total                                      22                     $9,185,319                                100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                       PROPERTY TYPE

                                       Number of                   Aggregate                        Percentage of Mortgage
Property Type                        Mortgage Loans            Principal Balance                     Loans in Loan Group 6
---------------------------------------------------------------------------------------------------------------------------
Single Family Residence                    19                     $8,464,550                                 92.15         %
Planned Unit Development                   2                       $432,837                                  4.71
Low-rise Condominium                       1                       $287,932                                  3.13
---------------------------------------------------------------------------------------------------------------------------

Total                                      22                     $9,185,319                                100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                        LOAN PURPOSE

                                       Number of                   Aggregate                        Percentage of Mortgage
Loan Purpose                         Mortgage Loans            Principal Balance                     Loans in Loan Group 6
---------------------------------------------------------------------------------------------------------------------------
Refinance (rate/term)                      20                     $8,651,554                                 94.19         %
Refinance (cash-out)                       2                       $533,765                                  5.81
---------------------------------------------------------------------------------------------------------------------------

Total                                      22                     $9,185,319                                100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                         OCCUPANCY

                                       Number of                   Aggregate                        Percentage of Mortgage
Occupancy Type                       Mortgage Loans            Principal Balance                     Loans in Loan Group 6
---------------------------------------------------------------------------------------------------------------------------
Owner Occupied                             22                     $9,185,319                                100.00         %
---------------------------------------------------------------------------------------------------------------------------

Total                                      22                     $9,185,319                                100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                   DOCUMENTATION PROGRAM

                                       Number of                   Aggregate                        Percentage of Mortgage
Type of Program                      Mortgage Loans            Principal Balance                     Loans in Loan Group 6
---------------------------------------------------------------------------------------------------------------------------
Full/Alternative                           22                     $9,185,319                                100.00         %
---------------------------------------------------------------------------------------------------------------------------

Total                                      22                     $9,185,319                                100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                        GROSS MARGIN

Range of                               Number of                   Aggregate                        Percentage of Mortgage
Gross Margin                         Mortgage Loans            Principal Balance                     Loans in Loan Group 6
---------------------------------------------------------------------------------------------------------------------------
1.001 - 2.000                              1                       $539,356                                  5.87          %
2.001 - 3.000                              21                     $8,645,963                                 94.13
---------------------------------------------------------------------------------------------------------------------------

Total                                      22                     $9,185,319                                100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                 NEXT RATE ADJUSTMENT DATE

Next Rate                              Number of                   Aggregate                        Percentage of Mortgage
Adjustment Date                      Mortgage Loans            Principal Balance                     Loans in Loan Group 6
---------------------------------------------------------------------------------------------------------------------------
June 2004                                  22                     $9,185,319                                100.00         %
---------------------------------------------------------------------------------------------------------------------------

Total                                      22                     $9,185,319                                100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                               MONTHS TO NEXT ADJUSTMENT DATE

Range of Number of Months to            Number of                  Aggregate                        Percentage of Mortgage
Next Adjustment Date (Months)        Mortgage Loans            Principal Balance                     Loans in Loan Group 6
---------------------------------------------------------------------------------------------------------------------------
1 - 6                                      22                      $9,185,319                               100.00         %
---------------------------------------------------------------------------------------------------------------------------

Total                                      22                      $9,185,319                               100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                   MAXIMUM MORTGAGE RATE

Range of Maximum                       Number of                   Aggregate                        Percentage of Mortgage
Mortgage Rates(%)                    Mortgage Loans            Principal Balance                     Loans in Loan Group 6
---------------------------------------------------------------------------------------------------------------------------
11.001 - 12.000                            15                     $7,628,839                                 83.05         %
12.001 - 13.000                            1                       $172,515                                  1.88
13.001 - 14.000                            6                      $1,383,965                                 15.07
---------------------------------------------------------------------------------------------------------------------------

Total                                      22                     $9,185,319                                100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                        PAYMENT CAPS

                                       Number of                   Aggregate                        Percentage of Mortgage
Payment Caps                         Mortgage Loans            Principal Balance                     Loans in Loan Group 6
---------------------------------------------------------------------------------------------------------------------------
7.50%                                      22                     $9,185,319                                100.00         %
---------------------------------------------------------------------------------------------------------------------------

Total                                      22                     $9,185,319                                100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                 NEGATIVE AMORTIZATION CAP

                                       Number of                   Aggregate                        Percentage of Mortgage
Negative Amortization Cap (%)        Mortgage Loans            Principal Balance                     Loans in Loan Group 6
---------------------------------------------------------------------------------------------------------------------------
110                                        22                     $9,185,319                                100.00         %
---------------------------------------------------------------------------------------------------------------------------

Total                                      22                     $9,185,319                                100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                   MINIMUM MORTGAGE RATE

Range of Minimum                       Number of                   Aggregate                        Percentage of Mortgage
Mortgage Rates(%)                    Mortgage Loans            Principal Balance                     Loans in Loan Group 6
---------------------------------------------------------------------------------------------------------------------------
1.001 - 2.000                              1                       $539,356                                  5.87          %
2.001 - 3.000                              21                     $8,645,963                                 94.13
---------------------------------------------------------------------------------------------------------------------------

Total                                      22                     $9,185,319                                100.00         %
-----------------------------------------------------------------------------------------------------------------------------



                                                       LOAN PROGRAMS

                                           Number of               Aggregate                         Percentage of Mortgage
Loan Programs                           Mortgage Loans         Principal Balance                      Loans in Loan Group 6
---------------------------------------------------------------------------------------------------------------------------
1 Month LIBOR/ Negative Amortization          22                   $9,185,319                                100.00        %
---------------------------------------------------------------------------------------------------------------------------

Total                                         22                   $9,185,319                                100.00        %
-----------------------------------------------------------------------------------------------------------------------------




Summary of Mortgage Loans in Group 7
(As of Reference Date)
Total Number of Loans                                          24
Aggregate Principal Balance                               $9,994,565
Average Principal                                           $416,440             $311,128 to $630,224
Weighted Average Mortgage Rate                                6.425%               5.625% to 7.250%
Net Weighted Average Mortgage Rate                            6.140%               5.366% to 6.616%
Weighted Average Original Term (months)                        360                    360 to 360
Weighted Average Remaining Term (months)                       329                    328 to 329
Weighted Average Combined LTV                                 73.35%               52.70% to 94.75%
Weighted Average Gross Margin                                 2.279%               2.250% to 3.125%
Weighted Average Months to Next Adjustment                      29                     28 to 29
Weighted Average Initial Periodic Cap                         5.000%               5.000% to 5.000%
Weighted Average Subsequent Periodic Cap                      2.000%               2.000% to 2.000%
Weighted Average Maximum Mortgage Rate                       11.425%              10.625% to 12.250%
Weighted Average Minimum Mortgage Rate                        2.279%               2.250% to 3.125%




                                                 CURRENT PRINCIPAL BALANCES


Range of Current                           Number of          Aggregate       Percentage of Mortgage
Principal Balances ($)                  Mortgage Loans    Principal Balance    Loans in Loan Group 7
-------------------------------------------------------------------------------------------------------
$300,000.01 - $350,000.00                     6               $2,003,747                  20.05        %
$350,000.01 - $400,000.00                     6               $2,244,580                  22.46
$400,000.01 - $450,000.00                     5               $2,073,493                  20.75
$450,000.01 - $500,000.00                     3               $1,407,665                  14.08
$500,000.01 - $550,000.00                     1                 $519,267                   5.20
$550,000.01 - $600,000.00                     2               $1,115,590                  11.16
$600,000.01 - $650,000.00                     1                 $630,224                   6.31
-------------------------------------------------------------------------------------------------------

Total                                        24               $9,994,565                 100.00        %
--------------------------------------------------------------------------------------------------------


                                                   CURRENT MORTGAGE RATES


                                           Number of          Aggregate       Percentage of Mortgage
Current Mortgage Rates(%)               Mortgage Loans    Principal Balance    Loans in Loan Group 7
--------------------------------------------------------------------------------------------------------
5.625                                         1                 $373,356                   3.74        %
5.750                                         2                 $761,540                   7.62
5.875                                         1                 $349,870                   3.50
6.250                                         2                 $899,370                   9.00
6.375                                         4               $1,530,811                  15.32
6.500                                         6               $2,755,437                  27.57
6.625                                         5               $2,142,453                  21.44
6.750                                         1                 $461,192                   4.61
6.875                                         1                 $386,875                   3.87
7.250                                         1                 $333,661                   3.34
--------------------------------------------------------------------------------------------------------

Total                                        24               $9,994,565                 100.00        %
--------------------------------------------------------------------------------------------------------


                                                MONTHS REMAINING TO MATURITY


Range of Months                            Number of          Aggregate       Percentage of Mortgage
Remaining to Maturity                   Mortgage Loans    Principal Balance    Loans in Loan Group 7
--------------------------------------------------------------------------------------------------------
301 - 360                                    24               $9,994,565                 100.00         %
--------------------------------------------------------------------------------------------------------

Total                                        24               $9,994,565                 100.00         %
--------------------------------------------------------------------------------------------------------




                                               ORIGINAL LOAN-TO-VALUE RATIOS


Range of Original                          Number of          Aggregate      Percentage of Mortgage
Loan-to-Value Ratios(%)                 Mortgage Loans    Principal Balance   Loans in Loan Group 7
--------------------------------------------------------------------------------------------------------
50.01 - 55.00                                 3               $1,271,223                  12.72         %
60.01 - 65.00                                 1                 $558,266                   5.59
65.01 - 70.00                                 1                 $402,084                   4.02
70.01 - 75.00                                 7               $2,998,226                  30.00
75.01 - 80.00                                11               $4,431,104                  44.34
90.01 - 95.00                                 1                 $333,661                   3.34
---------------------------------------------------------------------------------------------------------

Total                                        24               $9,994,565                 100.00         %
----------------------------------------------------------------------------------------------------------



                                                  GEOGRAPHIC DISTRIBUTION


                                          Number of           Aggregate      Percentage of Mortgage
State                                   Mortgage Loans    Principal Balance   Loans in Loan Group 7
--------------------------------------------------------------------------------------------------------
California                                    9               $4,161,011                  41.63        %
Florida                                       2                 $890,170                   8.91
Georgia                                       3               $1,063,806                  10.64
Minnesota                                     1                 $378,401                   3.79
Ohio                                          1                 $333,661                   3.34
Oregon                                        1                 $386,875                   3.87
Pennsylvania                                  1                 $415,436                   4.16
South Carolina                                2                 $674,795                   6.75
Texas                                         2                 $893,582                   8.94
Utah                                          1                 $418,694                   4.19
Washington                                    1                 $378,134                   3.78
--------------------------------------------------------------------------------------------------------

Total                                        24               $9,994,565                 100.00        %
--------------------------------------------------------------------------------------------------------



                                                       PROPERTY TYPE


                                          Number of           Aggregate      Percentage of Mortgage
Property Type                           Mortgage Loans    Principal Balance   Loans in Loan Group 7
--------------------------------------------------------------------------------------------------------
Single Family Residence                      17               $6,924,449                  69.28         %
Planned Unit Development                      7               $3,070,116                  30.72
--------------------------------------------------------------------------------------------------------

Total                                        24               $9,994,565                 100.00         %
--------------------------------------------------------------------------------------------------------



                                                        LOAN PURPOSE


                                          Number of           Aggregate      Percentage of Mortgage
Loan Purpose                            Mortgage Loans    Principal Balance   Loans in Loan Group 7
--------------------------------------------------------------------------------------------------------
Refinance (rate/term)                        18               $7,759,825                  77.64        %
Refinance (cash-out)                          6               $2,234,739                  22.36
--------------------------------------------------------------------------------------------------------

Total                                        24               $9,994,565                  100.00       %
--------------------------------------------------------------------------------------------------------




                                                         OCCUPANCY


                                          Number of           Aggregate      Percentage of Mortgage
Occupancy Type                          Mortgage Loans    Principal Balance   Loans in Loan Group 7
--------------------------------------------------------------------------------------------------------
Owner Occupied                               22               $9,153,620                   91.59       %
Secondary Residence                           2                 $840,945                    8.41
--------------------------------------------------------------------------------------------------------

Total                                        24               $9,994,565                  100.00       %
--------------------------------------------------------------------------------------------------------



                                                   DOCUMENTATION PROGRAM


                                          Number of           Aggregate      Percentage of Mortgage
Type of Program                         Mortgage Loans    Principal Balance   Loans in Loan Group 7
--------------------------------------------------------------------------------------------------------
Full/Alternative                             22               $9,004,401                   90.09       %
Reduced                                       2                 $990,163                    9.91
--------------------------------------------------------------------------------------------------------

Total                                        24               $9,994,565                  100.00       %
--------------------------------------------------------------------------------------------------------


                                                        GROSS MARGIN


Range of                                   Number of          Aggregate      Percentage of Mortgage
Gross Margin                             Mortgage Loans   Principal Balance   Loans in Loan Group 7
--------------------------------------------------------------------------------------------------------
2.001 - 3.000                                23               $9,660,903                   96.66       %
3.001 - 4.000                                 1                 $333,661                    3.34
--------------------------------------------------------------------------------------------------------

Total                                        24               $9,994,565                  100.00       %
--------------------------------------------------------------------------------------------------------


                                                 NEXT RATE ADJUSTMENT DATE


Next Rate                                 Number of           Aggregate      Percentage of Mortgage
Adjustment Date                         Mortgage Loans    Principal Balance   Loans in Loan Group 7
--------------------------------------------------------------------------------------------------------
September 2006                                7               $3,078,445                   30.80       %
October 2006                                 17               $6,916,119                   69.20
--------------------------------------------------------------------------------------------------------

Total                                        24               $9,994,565                  100.00       %
--------------------------------------------------------------------------------------------------------



                                               MONTHS TO NEXT ADJUSTMENT DATE


Range of Number of Months to              Number of           Aggregate      Percentage of Mortgage
Next Adjustment Date (Months)           Mortgage Loans    Principal Balance   Loans in Loan Group 7
--------------------------------------------------------------------------------------------------------
25 - 31                                      24               $9,994,565                  100.00       %
--------------------------------------------------------------------------------------------------------

Total                                        24               $9,994,565                  100.00       %
--------------------------------------------------------------------------------------------------------






                                                   MAXIMUM MORTGAGE RATE


Range of Maximum                          Number of           Aggregate      Percentage of Mortgage
Mortgage Rates(%)                       Mortgage Loans    Principal Balance   Loans in Loan Group 7
--------------------------------------------------------------------------------------------------------
10.001 - 11.000                               4               $1,484,767                   14.86       %
11.001 - 12.000                              19               $8,176,136                   81.81
12.001 - 13.000                               1                 $333,661                    3.34
--------------------------------------------------------------------------------------------------------

Total                                        24               $9,994,565                  100.00       %
--------------------------------------------------------------------------------------------------------



                                                 INITIAL PERIODIC RATE CAP


Initial Periodic                          Number of          Aggregate       Percentage of Mortgage
Rate Cap(%)                             Mortgage Loans    Principal Balance   Loans in Loan Group 7
--------------------------------------------------------------------------------------------------------
5.000                                        24               $9,994,565                  100.00       %
--------------------------------------------------------------------------------------------------------

Total                                        24               $9,994,565                  100.00       %
--------------------------------------------------------------------------------------------------------


                                                SUBSEQUENT PERIODIC RATE CAP


Subsequent                                Number of          Aggregate       Percentage of Mortgage
Rate Cap(%)                             Mortgage Loans    Principal Balance   Loans in Loan Group 7
--------------------------------------------------------------------------------------------------------
2.000                                        24               $9,994,565                  100.00       %
--------------------------------------------------------------------------------------------------------

Total                                        24               $9,994,565                  100.00       %
--------------------------------------------------------------------------------------------------------



                                                   MINIMUM MORTGAGE RATE


Range of Minimum                          Number of          Aggregate       Percentage of Mortgage
Mortgage Rates(%)                       Mortgage Loans    Principal Balance   Loans in Loan Group 7
--------------------------------------------------------------------------------------------------------
2.001 - 3.000                                23               $9,660,903                   96.66       %
3.001 - 4.000                                 1                 $333,661                    3.34
--------------------------------------------------------------------------------------------------------

Total                                        24               $9,994,565                  100.00       %
--------------------------------------------------------------------------------------------------------


                                                       LOAN PROGRAMS


                                          Number of          Aggregate       Percentage of Mortgage
Loan Programs                           Mortgage Loans    Principal Balance   Loans in Loan Group 7
--------------------------------------------------------------------------------------------------------
5/1 LIBOR                                    24               $9,994,565                  100.00       %
--------------------------------------------------------------------------------------------------------

Total                                        24               $9,994,565                  100.00       %
--------------------------------------------------------------------------------------------------------


                                   EXHIBIT 2



 THE
BANK OF                                                                                 Distribution Date:  5/25/04
 NEW
YORK

101 Barclay St, 8W
New York, NY 10286

Officer:    Courtney Bartholomew                Countrywide Home Loans Servicing LP
            212-815-3236                         Mortgage Pass-Through Certificates
Associate:  AnnMarie Cassano                              Series 2001-23
            212-815-8318

                                             Certificateholder Monthly Distribution Summary

----------------------------------------------------------------------------------------------------------------------------
                                            Certificate                         Pass
                               Class           Rate         Beginning         Through        Principal        Interest
Class           Cusip       Description        Type          Balance           Rate(%)      Distribution    Distribution
----------------------------------------------------------------------------------------------------------------------------
1A1           12669CCN8       Senior        Fix-30/360     15,508,528.30       5.435007      1,350,850.25    70,240.80
2A1           12669CCQ1       Senior        Fix-30/360      7,012,488.96       5.176616        302,257.16    30,250.80
3A1           12669CCS7       Senior        Fix-30/360      9,409,418.77       5.988386      1,320,687.70    46,956.02
3A2           12669CCT5       Senior        Fix-30/360      9,833,708.75       5.041751      1,380,240.21    41,315.93
4A1           12669CCU2       Senior        Fix-30/360      4,322,883.07       5.506671         12,643.99    19,837.24
5A1           12669CCW8       Senior        Fix-30/360      1,910,918.14       5.966027          2,607.77     9,500.49
6A1           12669CCY4       Senior        Fix-30/360      8,242,068.64       3.090665        364,771.63    21,227.89
7A1           12669CCV0       Senior        Fix-30/360      9,542,521.74       5.618318        727,007.37    44,677.44
 1X           12669CCP3      Strip IO       Fix-30/360     58,284,984.46       0.673247              0.00    32,700.15
 2X           12669CCR9      Strip IO       Fix-30/360     10,765,348.34       0.511000              0.00     4,584.24
 AR           12669CET3       Senior        Fix-30/360              0.00       0.000000              0.00         0.04
----------------------------------------------------------------------------------------------------------------------------
 M            12669CCZ1       Junior        Fix-30/360      5,144,709.98       5.216021        196,702.98    22,362.43
 B1           12669CDA5       Junior        Fix-30/360      3,307,049.19       5.216021        126,441.81    14,374.70
 B2           12669CDB3       Junior        Fix-30/360      1,469,851.05       5.216021         56,198.32     6,388.98
 B3           12669CDC1       Junior        Fix-30/360        918,830.40       5.216021         35,130.59     3,993.87
 B4           12669CDD9       Junior        Fix-30/360        551,020.65       5.216021         21,067.74     2,395.11
 B5           12669CDE7       Junior        Fix-30/360      1,453,760.98       5.216021         55,583.14     6,319.04
----------------------------------------------------------------------------------------------------------------------------
Totals                                                     78,627,758.62                     5,952,190.66   377,125.17
----------------------------------------------------------------------------------------------------------------------------






                              Current                    Cumulative
               Total          Realized         Ending    Realized
Class        Distribution      Losses         Balance      Losses
----------------------------------------------------------------------
1A1          1,421,091.05       0.00       14,157,678.05         0.00
2A1            332,507.96       0.00        6,710,231.81         0.00
3A1          1,367,643.72       0.00        8,088,731.08         0.00
3A2          1,421,556.14       0.00        8,453,468.54         0.00
4A1             32,481.24       0.00        4,310,239.08         0.00
5A1             12,108.26       0.00        1,908,310.38         0.00
6A1            385,999.52       0.00        7,877,297.01         0.00
7A1            771,684.81       0.00        8,815,514.36         0.00
 1X             32,700.15       0.00       53,495,684.39         0.00
 2X              4,584.24       0.00        9,994,564.64         0.00
 AR                  0.04       0.00                0.00         0.00
-----------------------------------------------------------------------
 M             219,065.41       0.00        4,948,007.00         0.00
 B1            140,816.51       0.00        3,180,607.38         0.00
 B2             62,587.30       0.00        1,413,652.72         0.00
 B3             39,124.45       0.00          883,699.81         0.00
 B4             23,462.85       0.00          529,952.91         0.00
 B5             61,902.18       0.00        1,398,177.84    18,713.11
------------------------------------------------------------------------
Totals       6,329,315.83       0.00       72,675,567.97    18,713.11
------------------------------------------------------------------------






 THE
BANK OF                                                                                 Distribution Date:  5/25/04
 NEW
YORK

101 Barclay St, 8W
New York, NY 10286

Officer:    Courtney Bartholomew                Countrywide Home Loans Servicing LP
            212-815-3236                         Mortgage Pass-Through Certificates
Associate:  AnnMarie Cassano                              Series 2001-23
            212-815-8318

                                             Principal Distribution Detail

----------------------------------------------------------------------------------------------------------------------------------
                                 Original         Beginning       Scheduled                         Unscheduled        Net
                               Certificate       Certificate      Principal         Accretion        Principal      Principal
Class          Cusip             Balance           Balance       Distribution       Principal       Adjustments     Distribution
----------------------------------------------------------------------------------------------------------------------------------
1A1           12669CCN8       208,787,000.00    15,508,528.30    1,350,850.25         0.00            0.00         1,350,850.25
2A1           12669CCQ1       107,281,000.00     7,012,488.96      302,257.16         0.00            0.00           302,257.16
3A1           12669CCS7       124,390,000.00     9,409,418.77    1,320,687.70         0.00            0.00         1,320,687.70
3A2           12669CCT5       129,999,000.00     9,833,708.75    1,380,240.21         0.00            0.00         1,380,240.21
4A1           12669CCU2        52,997,000.00     4,322,883.07       12,643.99         0.00            0.00            12,643.99
5A1           12669CCW8        26,284,000.00     1,910,918.14        2,607.77         0.00            0.00             2,607.77
6A1           12669CCY4        48,235,000.00     8,242,068.64      364,771.63         0.00            0.00           364,771.63
7A1           12669CCV0        68,484,000.00     9,542,521.74      727,007.37         0.00            0.00           727,007.37
 1X           12669CCP3       673,303,125.79    58,284,984.46            0.00         0.00            0.00                 0.00
 2X           12669CCR9        70,967,755.40    10,765,348.34            0.00         0.00            0.00                 0.00
 AR           12669CET3               100.00             0.00            0.00         0.00            0.00                 0.00
----------------------------------------------------------------------------------------------------------------------------------
 M            12669CCZ1        11,120,000.00     5,144,709.98      196,702.98         0.00            0.00           196,702.98
 B1           12669CDA5         7,148,000.00     3,307,049.19      126,441.81         0.00            0.00           126,441.81
 B2           12669CDB3         3,177,000.00     1,469,851.05       56,198.32         0.00            0.00            56,198.32
 B3           12669CDC1         1,986,000.00       918,830.40       35,130.59         0.00            0.00            35,130.59
 B4           12669CDD9         1,191,000.00       551,020.65       21,067.74         0.00            0.00            21,067.74
 B5           12669CDE7         3,175,810.60     1,453,760.98       55,583.14         0.00            0.00            55,583.14
----------------------------------------------------------------------------------------------------------------------------------
Totals                        794,254,910.60    78,627,758.62    5,952,190.66         0.00            0.00         5,952,190.66
----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------
                 Current         Ending              Ending
                Realized      Certificate         Certificate
Class            Losses         Balance              Factor
-----------------------------------------------------------------------
1A1               0.00        14,157,678.05      0.06780919336
2A1               0.00         6,710,231.81      0.06254818475
3A1               0.00         8,088,731.08      0.06502718125
3A2               0.00         8,453,468.54      0.06502718125
4A1               0.00         4,310,239.08      0.08132986921
5A1               0.00         1,908,310.38      0.07260349933
6A1               0.00         7,877,297.01      0.16331081191
7A1               0.00         8,815,514.36      0.12872370717
 1X               0.00        53,495,684.39      0.07945260068
 2X               0.00         9,994,564.64      0.14083247503
 AR               0.00                 0.00      0.00000000000
-----------------------------------------------------------------------
 M                0.00         4,948,007.00      0.44496465859
 B1               0.00         3,180,607.38      0.44496465859
 B2               0.00         1,413,652.72      0.44496465859
 B3               0.00           883,699.81      0.44496465859
 B4               0.00           529,952.91      0.44496465859
 B5               0.00         1,398,177.84      0.44025857261
-----------------------------------------------------------------------
Totals            0.00        72,675,567.97
-----------------------------------------------------------------------




 THE
BANK OF                                                                                 Distribution Date:  5/25/04
 NEW
YORK

101 Barclay St, 8W
New York, NY 10286

Officer:    Courtney Bartholomew                Countrywide Home Loans Servicing LP
            212-815-3236                         Mortgage Pass-Through Certificates
Associate:  AnnMarie Cassano                              Series 2001-23
            212-815-8318

                                                   Interest Distribution Detail

----------------------------------------------------------------------------------------------------------------------------------
             Beginning          Pass        Accrued       Cumulative                Total          Net       Unscheduled
            Certificate       Through       Optimal        Unpaid       Deferred   Interest     Prepayment     Interest   Interest
Class         Balance         Rate(%)      Interest       Interest      Interest     Due      Int Shortfall   Adjustment    Paid
----------------------------------------------------------------------------------------------------------------------------------
1A1        15,508,528.30     5.435007      70,240.80        0.00         0.00      70,240.80        0.00         0.00    70,240.80
2A1         7,012,488.96     5.176616      30,250.80        0.00         0.00      30,250.80        0.00         0.00    30,250.80
3A1         9,409,418.77     5.988386      46,956.02        0.00         0.00      46,956.02        0.00         0.00    46,956.02
3A2         9,833,708.75     5.041751      41,315.93        0.00         0.00      41,315.93        0.00         0.00    41,315.93
4A1         4,322,883.07     5.506671      19,837.24        0.00         0.00      19,837.24        0.00         0.00    19,837.24
5A1         1,910,918.14     5.966027       9,500.49        0.00         0.00       9,500.49        0.00         0.00     9,500.49
6A1         8,242,068.64     3.090665      21,227.89        0.00         0.00      21,227.89        0.00         0.00    21,227.89
7A1         9,542,521.74     5.618318      44,677.44        0.00         0.00      44,677.44        0.00         0.00    44,677.44
 1X        58,284,984.46     0.673247      32,700.15        0.00         0.00      32,700.15        0.00         0.00    32,700.15
 2X        10,765,348.34     0.511000       4,584.24        0.00         0.00       4,584.24        0.00         0.00     4,584.24
 AR                 0.00     0.000000           0.00        0.00         0.00           0.00        0.00         0.00         0.04
----------------------------------------------------------------------------------------------------------------------------------
 M          5,144,709.98     5.216021      22,362.43        0.00         0.00      22,362.43        0.00         0.00    22,362.43
 B1         3,307,049.19     5.216021      14,374.70        0.00         0.00      14,374.70        0.00         0.00    14,374.70
 B2         1,469,851.05     5.216021       6,388.98        0.00         0.00       6,388.98        0.00         0.00     6,388.98
 B3           918,830.40     5.216021       3,993.87        0.00         0.00       3,993.87        0.00         0.00     3,993.87
 B4           551,020.65     5.216021       2,395.11        0.00         0.00       2,395.11        0.00         0.00     2,395.11
 B5         1,453,760.98     5.216021       6,319.04        0.00         0.00       6,319.04        0.00         0.00     6,319.04
----------------------------------------------------------------------------------------------------------------------------------
Totals     78,627,758.62                  377,125.13        0.00         0.00     377,125.13        0.00         0.00   377,125.17
----------------------------------------------------------------------------------------------------------------------------------







 THE
BANK OF                                                                                 Distribution Date:  5/25/04
 NEW
YORK

101 Barclay St, 8W
New York, NY 10286

Officer:    Courtney Bartholomew                Countrywide Home Loans Servicing LP
            212-815-3236                         Mortgage Pass-Through Certificates
Associate:  AnnMarie Cassano                              Series 2001-23
            212-815-8318

                                                   Current Payment Information
                                                       Factors per $1,000

----------------------------------------------------------------------------------------------------------------------------------
                             Original         Beginning Cert.                                          Ending Cert.      Pass
                           Certificate            Notional            Principal         Interest         Notional       Through
Class     Cusip              Balance              Balance           Distribution      Distribution       Balance        Rate(%)
----------------------------------------------------------------------------------------------------------------------------------
1A1      12669CCN8         208,787,000.00        74.279185505       6.469992146       0.336423228      67.809193359      5.435007
2A1      12669CCQ1         107,281,000.00        65.365618934       2.817434182       0.281977254      62.548184751      5.176616
3A1      12669CCS7         124,390,000.00        75.644495314      10.617314065       0.377490341      65.027181250      5.988386
3A2      12669CCT5         129,999,000.00        75.644495314      10.617314065       0.317817278      65.027181250      5.041751
4A1      12669CCU2          52,997,000.00        81.568448616       0.238579402       0.374308828      81.329869214      5.506671
5A1      12669CCW8          26,284,000.00        72.702714328       0.099214995       0.361455321      72.603499333      5.966027
6A1      12669CCY4          48,235,000.00       170.873196651       7.562384737       0.440093157     163.310811913      3.090665
7A1      12669CCV0          68,484,000.00       139.339433083      10.615725909       0.652377717     128.723707173      5.618318
 1X      12669CCP3         673,303,125.79        86.565741681       0.000000000       0.048566765      79.452600680      0.673247
 2X      12669CCR9          70,967,755.40       151.693516011       0.000000000       0.064596156     140.832475026      0.511000
 AR      12669CET3                 100.00         0.000000000       0.000000000       0.438208382       0.000000000      0.000000
-----------------------------------------------------------------------------------------------------------------------------------
 M       12669CCZ1          11,120,000.00       462.653775578      17.689116989       2.011009896     444.964658590      5.216021
 B1      12669CDA5           7,148,000.00       462.653775578      17.689116989       2.011009896     444.964658590      5.216021
 B2      12669CDB3           3,177,000.00       462.653775578      17.689116989       2.011009896     444.964658590      5.216021
 B3      12669CDC1           1,986,000.00       462.653775578      17.689116989       2.011009896     444.964658590      5.216021
 B4      12669CDD9           1,191,000.00       462.653775578      17.689116989       2.011009896     444.964658590      5.216021
 B5      12669CDE7           3,175,810.60       457.760603945      17.502031332       1.989740824     440.258572613      5.216021
----------------------------------------------------------------------------------------------------------------------------------
Totals                     794,254,910.60        98.995621646       7.494055851       0.474816290      91.501565807
----------------------------------------------------------------------------------------------------------------------------------





 THE
BANK OF
 NEW
YORK

101 Barclay St, 8W
New York, NY 10286

Officer:    Courtney Bartholomew                Countrywide Home Loans Servicing LP
            212-815-3236                         Mortgage Pass-Through Certificates
Associate:  AnnMarie Cassano                              Series 2001-23
            212-815-8318
     Pool Level Data

     Distribution Date                                                                          5/25/04
     Cut-off Date                                                                               10/1/01
     Determination Date                                                                          5/1/04
     Accrual Period 30/360                       Begin                                           4/1/04
                                                 End                                             5/1/04
     Number of Days in 30/360 Accrual Period                                                         30


     -----------------------------------------------------
                        Collateral Information
     -----------------------------------------------------

     Group 1
     -------

     Cut-Off Date Balance                                                                216,359,129.83

     Beginning Aggregate Pool Stated Principal Balance                                    19,047,946.96
     Ending Aggregate Pool Stated Principal Balance                                       17,558,736.98

     Beginning Aggregate Certificate Stated Principal Balance                             78,627,758.62
     Ending Aggregate Certificate Stated Principal Balance                                72,675,567.97

     Beginning Aggregate Loan Count                                                                  58
     Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                  4
     Ending Aggregate Loan Count                                                                     54

     Beginning Weighted Average Loan Rate (WAC)                                               6.257992%
     Ending Weighted Average Loan Rate (WAC)                                                  6.261632%

     Beginning Net Weighted Average Loan Rate                                                 5.942507%
     Ending Net Weighted Average Loan Rate                                                    5.941420%

     Weighted Average Maturity (WAM) (Months)                                                       327

     Servicer Advances                                                                        10,765.19

     Aggregate Pool Prepayment                                                             1,467,353.88
     Pool Prepayment Rate                                                                   61.8298 CPR


     Group 2
     -------

     Cut-Off Date Balance                                                                111,171,787.67

     Beginning Aggregate Pool Stated Principal Balance                                     8,677,045.78



                                                                                    Page 1



 THE
BANK OF
 NEW
YORK

101 Barclay St, 8W
New York, NY 10286

Officer:    Courtney Bartholomew                Countrywide Home Loans Servicing LP
            212-815-3236                         Mortgage Pass-Through Certificates
Associate:  AnnMarie Cassano                              Series 2001-23
            212-815-8318

     Group 2
     -------

     Ending Aggregate Pool Stated Principal Balance                                         8,342,721.12

     Beginning Aggregate Certificate Stated Principal Balance                              78,627,758.62
     Ending Aggregate Certificate Stated Principal Balance                                 72,675,567.97

     Beginning Aggregate Loan Count                                                                   22
     Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                   1
     Ending Aggregate Loan Count                                                                      21

     Beginning Weighted Average Loan Rate (WAC)                                                5.996477%
     Ending Weighted Average Loan Rate (WAC)                                                   5.986699%

     Beginning Net Weighted Average Loan Rate                                                  5.715416%
     Ending Net Weighted Average Loan Rate                                                     5.704778%

     Weighted Average Maturity (WAM) (Months)                                                        328

     Servicer Advances                                                                          1,094.93

     Aggregate Pool Prepayment                                                                323,583.10
     Pool Prepayment Rate                                                                    36.6589 CPR


     Group 3
     -------

     Cut-Off Date Balance                                                                 263,615,724.67

     Beginning Aggregate Pool Stated Principal Balance                                     23,138,711.94
     Ending Aggregate Pool Stated Principal Balance                                        20,189,524.57

     Beginning Aggregate Certificate Stated Principal Balance                              78,627,758.62
     Ending Aggregate Certificate Stated Principal Balance                                 72,675,567.97

     Beginning Aggregate Loan Count                                                                   75
     Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                  11
     Ending Aggregate Loan Count                                                                      64

     Beginning Weighted Average Loan Rate (WAC)                                                6.617717%
     Ending Weighted Average Loan Rate (WAC)                                                   6.594966%

     Beginning Net Weighted Average Loan Rate                                                  6.344632%
     Ending Net Weighted Average Loan Rate                                                     6.323658%


                                                                                      Page 2




 THE
BANK OF
 NEW
YORK

101 Barclay St, 8W
New York, NY 10286

Officer:    Courtney Bartholomew                Countrywide Home Loans Servicing LP
            212-815-3236                         Mortgage Pass-Through Certificates
Associate:  AnnMarie Cassano                              Series 2001-23
            212-815-8318


     Group 3
     -------
      Weighted Average Maturity (WAM) (Months)                                                       326

     Servicer Advances                                                                          2,628.74

     Aggregate Pool Prepayment                                                              2,924,525.21
     Pool Prepayment Rate                                                                    80.2757 CPR


     Group 4
     -------

     Cut-Off Date Balance                                                                  54,918,824.50

     Beginning Aggregate Pool Stated Principal Balance                                      5,146,305.61
     Ending Aggregate Pool Stated Principal Balance                                         5,132,562.12

     Beginning Aggregate Certificate Stated Principal Balance                              78,627,758.62
     Ending Aggregate Certificate Stated Principal Balance                                 72,675,567.97

     Beginning Aggregate Loan Count                                                                   17
     Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                   0
     Ending Aggregate Loan Count                                                                      17

     Beginning Weighted Average Loan Rate (WAC)                                                6.603864%
     Ending Weighted Average Loan Rate (WAC)                                                   6.604260%

     Beginning Net Weighted Average Loan Rate                                                  6.268671%
     Ending Net Weighted Average Loan Rate                                                     6.268940%

     Weighted Average Maturity (WAM) (Months)                                                        327

     Servicer Advances                                                                            542.77

     Aggregate Pool Prepayment                                                                  6,862.34
     Pool Prepayment Rate                                                                     1.5906 CPR


     Group 5
     -------

     Cut-Off Date Balance                                                                  27,237,659.12

     Beginning Aggregate Pool Stated Principal Balance                                      2,274,974.17
     Ending Aggregate Pool Stated Principal Balance                                         2,272,139.60



                                                                Page 3




 THE
BANK OF
 NEW
YORK

101 Barclay St, 8W
New York, NY 10286

Officer:    Courtney Bartholomew                Countrywide Home Loans Servicing LP
            212-815-3236                         Mortgage Pass-Through Certificates
Associate:  AnnMarie Cassano                              Series 2001-23
            212-815-8318



     Group 5
     -------

     Beginning Aggregate Certificate Stated Principal Balance                              78,627,758.62
     Ending Aggregate Certificate Stated Principal Balance                                 72,675,567.97

     Beginning Aggregate Loan Count                                                                    9
     Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                   0
     Ending Aggregate Loan Count                                                                       9

     Beginning Weighted Average Loan Rate (WAC)                                                6.979476%
     Ending Weighted Average Loan Rate (WAC)                                                   6.979535%

     Beginning Net Weighted Average Loan Rate                                                  6.643027%
     Ending Net Weighted Average Loan Rate                                                     6.643065%

     Weighted Average Maturity (WAM) (Months)                                                        326

     Servicer Advances                                                                              0.00

     Aggregate Pool Prepayment                                                                    463.74
     Pool Prepayment Rate                                                                     0.2446 CPR


     Group 6
     -------

     Cut-Off Date Balance                                                                  49,984,029.41

     Beginning Aggregate Pool Stated Principal Balance                                      9,577,425.71
     Ending Aggregate Pool Stated Principal Balance                                         9,185,318.83

     Beginning Aggregate Certificate Stated Principal Balance                              78,627,758.62
     Ending Aggregate Certificate Stated Principal Balance                                 72,675,567.97

     Beginning Aggregate Loan Count                                                                   23
     Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                   1
     Ending Aggregate Loan Count                                                                      22

     Beginning Weighted Average Loan Rate (WAC)                                                3.349665%
     Ending Weighted Average Loan Rate (WAC)                                                   3.348647%

     Beginning Net Weighted Average Loan Rate                                                  3.090665%
     Ending Net Weighted Average Loan Rate                                                     3.089647%

     Weighted Average Maturity (WAM) (Months)                                                        327


                                                                                    Page 4



 THE
BANK OF
 NEW
YORK

101 Barclay St, 8W
New York, NY 10286

Officer:    Courtney Bartholomew                Countrywide Home Loans Servicing LP
            212-815-3236                         Mortgage Pass-Through Certificates
Associate:  AnnMarie Cassano                              Series 2001-23
            212-815-8318

     Group 6
     --------

     Servicer Advances                                                                              0.00

     Aggregate Pool Prepayment                                                                373,941.29
     Pool Prepayment Rate                                                                    38.0503 CPR


     Group 7
     -------

     Cut-Off Date Balance                                                                  70,967,755.40

     Beginning Aggregate Pool Stated Principal Balance                                     10,765,348.34
     Ending Aggregate Pool Stated Principal Balance                                         9,994,564.64

     Beginning Aggregate Certificate Stated Principal Balance                              78,627,758.62
     Ending Aggregate Certificate Stated Principal Balance                                 72,675,567.97

     Beginning Aggregate Loan Count                                                                   26
     Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                   2
     Ending Aggregate Loan Count                                                                      24

     Beginning Weighted Average Loan Rate (WAC)                                                6.411586%
     Ending Weighted Average Loan Rate (WAC)                                                   6.424531%

     Beginning Net Weighted Average Loan Rate                                                  6.129318%
     Ending Net Weighted Average Loan Rate                                                     6.140493%

     Weighted Average Maturity (WAM) (Months)                                                        329

     Servicer Advances                                                                              0.00

     Aggregate Pool Prepayment                                                                759,042.68
     Pool Prepayment Rate                                                                    58.4552 CPR



     ---------------------------------------------------------
                          Certificate Information
     ---------------------------------------------------------

     Group 1

     Senior Percentage                                                                    90.7091859732%
     Senior Prepayment Percentage                                                         90.7091859732%


                                                                                    Page 5



 THE
BANK OF
 NEW
YORK

101 Barclay St, 8W
New York, NY 10286

Officer:    Courtney Bartholomew                Countrywide Home Loans Servicing LP
            212-815-3236                         Mortgage Pass-Through Certificates
Associate:  AnnMarie Cassano                              Series 2001-23
            212-815-8318


     ---------------------------------------------------------
                          Certificate Information
     ---------------------------------------------------------

     Group 1
     -------

     Subordinate Percentage                                                                9.2908140268%
     Subordinate Prepayment Percentage                                                     9.2908140268%

     Group 2
     -------

     Senior Percentage                                                                    90.4082745594%
     Senior Prepayment Percentage                                                         90.4082745594%

     Subordinate Percentage                                                                9.5917254406%
     Subordinate Prepayment Percentage                                                     9.5917254406%

     Group 3
     -------

     Senior Percentage                                                                    91.5821061440%
     Senior Prepayment Percentage                                                         91.5821061440%

     Subordinate Percentage                                                                8.4178938560%
     Subordinate Prepayment Percentage                                                     8.4178938560%

     Group 4
     -------

     Senior Percentage                                                                    91.9998674671%
     Senior Prepayment Percentage                                                         91.9998674671%

     Subordinate Percentage                                                                8.0001325329%
     Subordinate Prepayment Percentage                                                     8.0001325329%

     Group 5
     -------

     Senior Percentage                                                                    91.9986778001%
     Senior Prepayment Percentage                                                         91.9986778001%

     Subordinate Percentage                                                                8.0013221999%
     Subordinate Prepayment Percentage                                                     8.0013221999%

     Group 6
     -------

     Senior Percentage                                                                    93.0286221476%
     Senior Prepayment Percentage                                                         93.0286221476%

     Subordinate Percentage                                                                6.9713778524%
     Subordinate Prepayment Percentage                                                     6.9713778524%



                                                                                    Page 6



 THE
BANK OF
 NEW
YORK

101 Barclay St, 8W
New York, NY 10286

Officer:    Courtney Bartholomew                Countrywide Home Loans Servicing LP
            212-815-3236                         Mortgage Pass-Through Certificates
Associate:  AnnMarie Cassano                              Series 2001-23
            212-815-8318


     Group 7
     --------

     Senior Percentage                                                                    94.3205432553%
     Senior Prepayment Percentage                                                         94.3205432553%

     Subordinate Percentage                                                                5.6794567447%
     Subordinate Prepayment Percentage                                                     5.6794567447%


     Certificate Account


     Beginning Balance                                                                              0.00

     Deposit
     Payments of Interest and Principal                                                     6,345,086.67
     Liquidation Proceeds                                                                           0.00
     All Other Proceeds                                                                             0.00
     Other Amounts                                                                                  0.00

     Total Deposits                                                                         6,345,086.67


     Withdrawals
     Reimbursement of Servicer Advances                                                             0.00
     Payment of Master Servicer Fees                                                           14,366.40
     Payment of Sub Servicer Fees                                                               1,404.43
     Payment of Other Fees                                                                          0.00
     Payment of Insurance Premium(s)                                                                0.00
     Payment of Personal Mortgage Insurance                                                         0.00
     Other Permitted Withdrawal per the Pooling and Service Agreement                               0.00
     Payment of Principal and Interest                                                      6,329,315.83

     Total Withdrawals                                                                      6,345,086.67

     Ending Balance                                                                                -0.00


     Prepayment Compensation
     Total Gross Prepayment Interest Shortfall                                                  2,620.00
     Compensation for Gross PPIS from Servicing Fees                                            2,620.00
     Other Gross PPIS Compensation                                                                  0.00
                                                                                                --------


                                                                                    Page 7



 THE
BANK OF
 NEW
YORK

101 Barclay St, 8W
New York, NY 10286

Officer:    Courtney Bartholomew                Countrywide Home Loans Servicing LP
            212-815-3236                         Mortgage Pass-Through Certificates
Associate:  AnnMarie Cassano                              Series 2001-23
            212-815-8318

     Total Net PPIS (Non-Supported PPIS)                                                            0.00



     Master Servicing Fees Paid                                                                14,366.40
     Sub Servicing Fees Paid                                                                    1,404.43
     Personal Mortgage Insurance Fees Paid                                                          0.00
     Other Fees Paid                                                                                0.00
                                                                                              ----------
     Total Fees                                                                               15,770.84

     -------------------------------------------------
                   Delinquency Information
     -------------------------------------------------



     Group 1
     -------



     Delinquency                       One Payment     Two Payments      Three+ Payments        Totals
     -----------                       -----------     ------------      ---------------        ------
     Scheduled Principal Balance        712,716.18             0.00           220,435.80     933,151.98
     Percentage of Total Pool Balance    4.059040%        0.000000%            1.255419%      5.314460%
     Number of Loans                             2                0                    1              3
     Percentage of Total Loans           3.703704%        0.000000%            1.851852%      5.555556%

     Foreclosure

     Scheduled Principal Balance              0.00             0.00                 0.00           0.00
     Percentage of Total Pool Balance    0.000000%        0.000000%            0.000000%      0.000000%
     Number of Loans                             0                0                    0              0
     Percentage of Total Loans           0.000000%        0.000000%            0.000000%      0.000000%

     Bankruptcy

     Scheduled Principal Balance              0.00             0.00           100,644.64     100,644.64
     Percentage of Total Pool Balance    0.000000%        0.000000%            0.573188%      0.573188%
     Number of Loans                             0                0                    1              1
     Percentage of Total Loans           0.000000%        0.000000%            1.851852%      1.851852%

     REO

     Scheduled Principal Balance              0.00             0.00           656,333.32     656,333.32
     Percentage of Total Pool Balance    0.000000%        0.000000%            3.737930%      3.737930%


                                                                                    Page 8





 THE
BANK OF
 NEW
YORK

101 Barclay St, 8W
New York, NY 10286

Officer:    Courtney Bartholomew                Countrywide Home Loans Servicing LP
            212-815-3236                         Mortgage Pass-Through Certificates
Associate:  AnnMarie Cassano                              Series 2001-23
            212-815-8318


     REO
     ---

     Number of Loans                                       0               0                    1               1
     Percentage of Total Loans                     0.000000%       0.000000%            1.851852%       1.851852%

     Book Value of all REO Loans                                                                             0.00
     Percentage of Total Pool Balance                                                                   0.000000%

     Current Realized Losses                                                                                 0.00
     Additional Gains (Recoveries)/Losses                                                                    0.00
     Total Realized Losses                                                                              18,709.18

     Group 2

     Delinquency                                 One Payment    Two Payments      Three+ Payments          Totals

     Scheduled Principal Balance                        0.00            0.00                 0.00            0.00
     Percentage of Total Pool Balance              0.000000%       0.000000%            0.000000%       0.000000%
     Number of Loans                                       0               0                    0               0
     Percentage of Total Loans                     0.000000%       0.000000%            0.000000%       0.000000%

     Foreclosure
     -----------

     Scheduled Principal Balance                        0.00            0.00           165,494.63      165,494.63
     Percentage of Total Pool Balance              0.000000%       0.000000%            1.983701%       1.983701%
     Number of Loans                                       0               0                    1               1
     Percentage of Total Loans                     0.000000%       0.000000%            4.761905%       4.761905%

     Bankruptcy

     Scheduled Principal Balance                        0.00            0.00                 0.00            0.00
     Percentage of Total Pool Balance              0.000000%       0.000000%            0.000000%       0.000000%
     Number of Loans                                       0               0                    0               0
     Percentage of Total Loans                     0.000000%       0.000000%            0.000000%       0.000000%

     REO
     ---

     Scheduled Principal Balance                        0.00            0.00                 0.00            0.00
     Percentage of Total Pool Balance              0.000000%       0.000000%            0.000000%       0.000000%
     Number of Loans                                       0               0                    0               0
     Percentage of Total Loans                     0.000000%       0.000000%            0.000000%       0.000000%




                                                                        Page 9



 THE
BANK OF
 NEW
YORK

101 Barclay St, 8W
New York, NY 10286

Officer:    Courtney Bartholomew                Countrywide Home Loans Servicing LP
            212-815-3236                         Mortgage Pass-Through Certificates
Associate:  AnnMarie Cassano                              Series 2001-23
            212-815-8318

     Book Value of all REO Loans                                                                                          0.00
     Percentage of Total Pool Balance                                                                                0.000000%

     Current Realized Losses                                                                                              0.00
     Additional Gains (Recoveries)/Losses                                                                                 0.00
     Total Realized Losses                                                                                                0.00

     Group 3

     Delinquency                                  One Payment            Two Payments      Three+ Payments              Totals
     -----------                                  -----------            ------------      ---------------              ------

     Scheduled Principal Balance                   318,424.68               58,053.65                 0.00          376,478.33
     Percentage of Total Pool Balance               1.577178%               0.287543%            0.000000%           1.864721%
     Number of Loans                                        1                       1                    0                   2
     Percentage of Total Loans                      1.562500%               1.562500%            0.000000%           3.125000%

     Foreclosure
     -----------

     Scheduled Principal Balance                         0.00                    0.00                 0.00                0.00
     Percentage of Total Pool Balance               0.000000%               0.000000%            0.000000%           0.000000%
     Number of Loans                                        0                       0                    0                   0
     Percentage of Total Loans                      0.000000%               0.000000%            0.000000%           0.000000%

     Bankruptcy
     ----------

     Scheduled Principal Balance                         0.00                    0.00                 0.00                0.00
     Percentage of Total Pool Balance               0.000000%               0.000000%            0.000000%           0.000000%
     Number of Loans                                        0                       0                    0                   0
     Percentage of Total Loans                      0.000000%               0.000000%            0.000000%           0.000000%

     REO
     ---

     Scheduled Principal Balance                         0.00                    0.00                 0.00                0.00
     Percentage of Total Pool Balance               0.000000%               0.000000%            0.000000%           0.000000%
     Number of Loans                                        0                       0                    0                   0
     Percentage of Total Loans                      0.000000%               0.000000%            0.000000%           0.000000%

     Book Value of all REO Loans                                                                                          0.00
     Percentage of Total Pool Balance                                                                                0.000000%

     Current Realized Losses                                                                                              0.00
     Additional Gains (Recoveries)/Losses                                                                                 0.00
     Total Realized Losses                                                                                                0.00


                                                          Page 10






 THE
BANK OF
 NEW
YORK

101 Barclay St, 8W
New York, NY 10286

Officer:    Courtney Bartholomew                Countrywide Home Loans Servicing LP
            212-815-3236                         Mortgage Pass-Through Certificates
Associate:  AnnMarie Cassano                              Series 2001-23
            212-815-8318


     Group 4
     -------
     Delinquency                                  One Payment      Two Payments       Three+ Payments             Totals
     -----------                                  -----------      ------------       ---------------             ------
     Scheduled Principal Balance                         0.00         83,688.35                  0.00          83,688.35
     Percentage of Total Pool Balance               0.000000%         1.630537%             0.000000%          1.630537%
     Number of Loans                                        0                 1                     0                  1
     Percentage of Total Loans                      0.000000%         5.882353%             0.000000%          5.882353%

     Foreclosure
     -----------

     Scheduled Principal Balance                         0.00              0.00                  0.00               0.00
     Percentage of Total Pool Balance               0.000000%         0.000000%             0.000000%          0.000000%
     Number of Loans                                        0                 0                     0                  0
     Percentage of Total Loans                      0.000000%         0.000000%             0.000000%          0.000000%

     Bankruptcy

     Scheduled Principal Balance                         0.00              0.00                  0.00               0.00
     Percentage of Total Pool Balance               0.000000%         0.000000%             0.000000%          0.000000%
     Number of Loans                                        0                 0                     0                  0
     Percentage of Total Loans                      0.000000%         0.000000%             0.000000%          0.000000%

     REO
     ---

     Scheduled Principal Balance                         0.00              0.00                  0.00               0.00
     Percentage of Total Pool Balance               0.000000%         0.000000%             0.000000%          0.000000%
     Number of Loans                                        0                 0                     0                  0
     Percentage of Total Loans                      0.000000%         0.000000%             0.000000%          0.000000%

     Book Value of all REO Loans                                                                                    0.00
     Percentage of Total Pool Balance                                                                          0.000000%

     Current Realized Losses                                                                                        0.00
     Additional Gains (Recoveries)/Losses                                                                           0.00
     Total Realized Losses                                                                                          0.00

     Group 5
     -------



                                                                          Page 11



 THE
BANK OF
 NEW
YORK

101 Barclay St, 8W
New York, NY 10286

Officer:    Courtney Bartholomew                Countrywide Home Loans Servicing LP
            212-815-3236                         Mortgage Pass-Through Certificates
Associate:  AnnMarie Cassano                              Series 2001-23
            212-815-8318



     Delinquency                                  One Payment      Two Payments       Three+ Payments             Totals
     -----------                                  -----------      ------------       ---------------             ------
     Scheduled Principal Balance                         0.00              0.00                  0.00               0.00
     Percentage of Total Pool Balance               0.000000%         0.000000%             0.000000%          0.000000%
     Number of Loans                                        0                 0                     0                  0
     Percentage of Total Loans                      0.000000%         0.000000%             0.000000%          0.000000%

     Foreclosure

     Scheduled Principal Balance                         0.00              0.00                  0.00               0.00
     Percentage of Total Pool Balance               0.000000%         0.000000%             0.000000%          0.000000%
     Number of Loans                                        0                 0                     0                  0
     Percentage of Total Loans                      0.000000%         0.000000%             0.000000%          0.000000%

     Bankruptcy
     ----------

     Scheduled Principal Balance                         0.00              0.00                  0.00               0.00
     Percentage of Total Pool Balance               0.000000%         0.000000%             0.000000%          0.000000%
     Number of Loans                                        0                 0                     0                  0
     Percentage of Total Loans                      0.000000%         0.000000%             0.000000%          0.000000%

     REO
     ---

     Scheduled Principal Balance                         0.00              0.00                  0.00               0.00
     Percentage of Total Pool Balance               0.000000%         0.000000%             0.000000%          0.000000%
     Number of Loans                                        0                 0                     0                  0
     Percentage of Total Loans                      0.000000%         0.000000%             0.000000%          0.000000%

     Book Value of all REO Loans                                                                                    0.00
     Percentage of Total Pool Balance                                                                          0.000000%

     Current Realized Losses                                                                                        0.00
     Additional Gains (Recoveries)/Losses                                                                           0.00
     Total Realized Losses                                                                                          0.00

     Group 6


     Delinquency                                  One Payment      Two Payments       Three+ Payments             Totals
     -----------                                  -----------      ------------       ---------------             ------

     Scheduled Principal Balance                         0.00              0.00                  0.00               0.00
     Percentage of Total Pool Balance               0.000000%         0.000000%             0.000000%          0.000000%
     Number of Loans                                        0                 0                     0                  0
     Percentage of Total Loans                      0.000000%         0.000000%             0.000000%          0.000000%




                                                                      Page 12



 THE
BANK OF
 NEW
YORK

101 Barclay St, 8W
New York, NY 10286

Officer:    Courtney Bartholomew                Countrywide Home Loans Servicing LP
            212-815-3236                         Mortgage Pass-Through Certificates
Associate:  AnnMarie Cassano                              Series 2001-23
            212-815-8318


     Foreclosure
     ------------
     Scheduled Principal Balance                         0.00              0.00                 0.00                0.00
     Percentage of Total Pool Balance               0.000000%         0.000000%            0.000000%           0.000000%
     Number of Loans                                        0                 0                    0                   0
     Percentage of Total Loans                      0.000000%         0.000000%            0.000000%           0.000000%

     Bankruptcy

     Scheduled Principal Balance                         0.00              0.00                 0.00                0.00
     Percentage of Total Pool Balance               0.000000%         0.000000%            0.000000%           0.000000%
     Number of Loans                                        0                 0                    0                   0
     Percentage of Total Loans                      0.000000%         0.000000%            0.000000%           0.000000%

     REO
     ---

     Scheduled Principal Balance                         0.00              0.00                 0.00                0.00
     Percentage of Total Pool Balance               0.000000%         0.000000%            0.000000%           0.000000%
     Number of Loans                                        0                 0                    0                   0
     Percentage of Total Loans                      0.000000%         0.000000%            0.000000%           0.000000%

     Book Value of all REO Loans                                                                                    0.00
     Percentage of Total Pool Balance                                                                          0.000000%

     Current Realized Losses                                                                                        0.00
     Additional Gains (Recoveries)/Losses                                                                           0.00
     Total Realized Losses                                                                                          0.00

     Group 7
     -------

     Delinquency                                  One Payment      Two Payments       Three+ Payments             Totals
     -----------                                  -----------      ------------       ---------------             ------

     Scheduled Principal Balance                         0.00              0.00                  0.00               0.00
     Percentage of Total Pool Balance               0.000000%         0.000000%             0.000000%          0.000000%
     Number of Loans                                        0                 0                     0                  0
     Percentage of Total Loans                      0.000000%         0.000000%             0.000000%          0.000000%

     Foreclosure
     -----------

     Scheduled Principal Balance                         0.00              0.00                  0.00               0.00
     Percentage of Total Pool Balance               0.000000%         0.000000%             0.000000%          0.000000%
     Number of Loans                                        0                 0                     0                  0
     Percentage of Total Loans                      0.000000%         0.000000%             0.000000%          0.000000%


                                                                       Page 13



 THE
BANK OF
 NEW
YORK

101 Barclay St, 8W
New York, NY 10286

Officer:    Courtney Bartholomew                Countrywide Home Loans Servicing LP
            212-815-3236                         Mortgage Pass-Through Certificates
Associate:  AnnMarie Cassano                              Series 2001-23
            212-815-8318



     Bankruptcy
     ----------
     Scheduled Principal Balance                         0.00              0.00                  0.00               0.00
     Percentage of Total Pool Balance               0.000000%         0.000000%             0.000000%          0.000000%
     Number of Loans                                        0                 0                     0                  0
     Percentage of Total Loans                      0.000000%         0.000000%             0.000000%          0.000000%

     REO

     Scheduled Principal Balance                         0.00              0.00                  0.00               0.00
     Percentage of Total Pool Balance               0.000000%         0.000000%             0.000000%          0.000000%
     Number of Loans                                        0                 0                     0                  0
     Percentage of Total Loans                      0.000000%         0.000000%             0.000000%          0.000000%

     Book Value of all REO Loans                                                                                    0.00
     Percentage of Total Pool Balance                                                                          0.000000%

     Current Realized Losses                                                                                        0.00
     Additional Gains (Recoveries)/Losses                                                                           0.00
     Total Realized Losses                                                                                          0.00


     -----------------------------------------------------------
             Subordination/Credit Enhancement Information
     -----------------------------------------------------------

     Protection                                                                              Original            Current
     ----------                                                                              --------            -------

     Bankruptcy Loss                                                                       700,000.00         700,000.00
     Bankruptcy Percentage                                                                  0.088133%          0.963185%
     Credit/Fraud Loss                                                                  52,447,885.00               0.00
     Credit/Fraud Loss Percentage                                                           6.603407%          0.000000%
     Special Hazard Loss                                                                52,447,885.00       2,785,053.61
     Special Hazard Loss Percentage                                                         6.603407%          3.832173%

     Credit Support                                                                          Original            Current
     --------------                                                                          --------            -------

     Class A                                                                           766,457,100.00      60,321,470.30
     Class A Percentage                                                                    96.500140%         83.001030%

     Class M                                                                            11,120,000.00       4,948,007.00
     Class M Percentage                                                                     1.400054%          6.808350%

     Class B1                                                                            7,148,000.00       3,180,607.38


                                                                   Page 14


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


 THE
BANK OF
 NEW
YORK

101 Barclay St, 8W
New York, NY 10286

Officer:    Courtney Bartholomew                Countrywide Home Loans Servicing LP
            212-815-3236                         Mortgage Pass-Through Certificates
Associate:  AnnMarie Cassano                              Series 2001-23
            212-815-8318



     Credit Support                                                                          Original            Current
     --------------                                                                          --------            -------
     Class B1 Percentage                                                                    0.899963%          4.376447%

     Class B2                                                                            3,177,000.00       1,413,652.72
     Class B2 Percentage                                                                    0.399998%          1.945155%

     Class B3                                                                            1,986,000.00         883,699.81
     Class B3 Percentage                                                                    0.250046%          1.215952%

     Class B4                                                                            1,191,000.00         529,952.91
     Class B4 Percentage                                                                    0.149952%          0.729204%

     Class B5                                                                            3,175,810.60       1,398,177.84
     Class B5 Percentage                                                                    0.399848%          1.923862%



                                                          Page 15



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